                                   EXHIBIT 4



                        Pooling and Servicing Agreement

                       CHASE MORTGAGE FINANCE CORPORATION,

                                   DEPOSITOR,



                      CHASE MANHATTAN MORTGAGE CORPORATION,

                                MASTER SERVICER,



                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

                                    SERVICER,



                                       AND



                                 CITIBANK, N.A.,

                                     TRUSTEE



                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 2001

                                 $250,041,132.13
                 Multi-Class Mortgage Pass-Through Certificates
                                 Series 2001-S7

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; TRUST FUND..................................................39

         Section 2.01.         Conveyance of Mortgage Loans. ...................................................39

         Section 2.02.         Acceptance by Trustee............................................................43

         Section 2.03.         Trust Fund; Authentication of Certificates.......................................44

         Section 2.04.         REMIC Elections..................................................................44

         Section 2.05.         Permitted Activities of Trust....................................................47

         Section 2.06.         Qualifying Special Purpose Entity................................................47

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND THE SERVICER; REPURCHASE OF
                      MORTGAGE LOANS............................................................................47

         Section 3.01.         Representations and Warranties of the Depositor with respect to the
                               Mortgage Loans...................................................................47

         Section 3.02.         Representations and Warranties of the Servicer...................................54

         Section 3.03.         Option to Substitute.............................................................54

ARTICLE IV            THE CERTIFICATES..........................................................................55

         Section 4.01.         The Certificates.................................................................55

         Section 4.02.         Registration of Transfer and Exchange of Certificates............................58

         Section 4.03.         Mutilated, Destroyed, Lost or Stolen Certificates................................61

         Section 4.04.         Persons Deemed Owners............................................................61

         Section 4.05.         Appointment of Paying Agent and Certificate Registrar; Certificate Account.......61

         Section 4.06.         Authenticating Agents............................................................62

ARTICLE V             ADMINISTRATION AND SERVICING OF MORTGAGE LOANS............................................63

         Section 5.01.         Servicer to Service Mortgage Loans...............................................63

         Section 5.02.         Sub-Servicing Agreements Between Servicer and Sub-Servicers; Enforcement
                               of Sub-Servicer's Obligations....................................................64

         Section 5.03.         Successor Sub-Servicers..........................................................64

         Section 5.04.         Liability of the Servicer........................................................65

         Section 5.05.         No Contractual Relationship Between Sub-Servicer and Trustee or
                               Certificateholders...............................................................65

         Section 5.06.         Termination of Sub-Servicing Agreement...........................................65

         Section 5.07.         Collection of Mortgage Loan Payments.............................................65

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
         Section 5.08.         Establishment of Collection Accounts; Deposit in Collection Account..............65

         Section 5.09.         Permitted Withdrawals from the Collection Accounts...............................67

         Section 5.10.         Establishment of Escrow Account; Deposits in Escrow Account......................67

         Section 5.11.         Permitted Withdrawals from Escrow Account........................................68

         Section 5.12.         Payment of Taxes, Insurance and Other Charges....................................68

         Section 5.13.         Transfer of Accounts.............................................................68

         Section 5.14.         [Reserved].......................................................................68

         Section 5.15.         Maintenance of the Primary Insurance Policies....................................68

         Section 5.16.         Maintenance of Standard Hazard Policies..........................................69

         Section 5.17.         [Reserved].......................................................................70

         Section 5.18.         [Reserved].......................................................................70

         Section 5.19.         Fidelity Bond and Errors and Omissions Insurance.................................70

         Section 5.20.         Collections under Insurance Policies; Enforcement of Due-On-Sale Clauses;
                               Assumption Agreements............................................................70

         Section 5.21.         Income and Realization from Defaulted Mortgage Loans.............................71

         Section 5.22.         Trustee to Cooperate; Release of Mortgage Files..................................72

         Section 5.23.         Servicing and Other Compensation.................................................73

         Section 5.24.         1934 Act Reports.................................................................73

         Section 5.25.         Annual Statement as to Compliance................................................73

         Section 5.26.         Annual Independent Public Accountants' Servicing Report..........................74

         Section 5.27.         Access to Certain Documentation; Rights of the Depositor in Respect of
                               the Servicer.....................................................................74

         Section 5.28.         REMIC-Related Covenants..........................................................74

ARTICLE VI            PAYMENTS TO THE CERTIFICATEHOLDERS........................................................76

         Section 6.01.         Distributions....................................................................76

         Section 6.02.         Statements to the Certificateholders.............................................81

         Section 6.03.         Advances by the Servicer.........................................................83

         Section 6.04.         Allocation of Realized Losses....................................................84

         Section 6.05.         Compensating Interest; Allocation of Certain Interest Shortfalls.................85

         Section 6.06.         Subordination....................................................................86

         Section 6.07.         Determination of LIBOR...........................................................86

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
ARTICLE VII           REPORTS TO BE PREPARED BY THE MASTER SERVICER.............................................87

         Section 7.01.         Master Servicer and the Servicer Shall Provide Information as Reasonably
                               Required.........................................................................87

         Section 7.02.         Federal Information Returns and Reports to Certificateholders....................87

ARTICLE VIII          THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER.......................................88

         Section 8.01.         Indemnification; Third Party Claims..............................................88

         Section 8.02.         Merger or Consolidation of the Depositor, the Servicer or the Master
                               Servicer.........................................................................88

         Section 8.03.         Limitation on Liability of the Depositor, the Servicer, the Master
                               Servicer the Trustee and Others..................................................89

         Section 8.04.         Depositor, Servicer and Master Servicer Not to Resign............................89

         Section 8.05.         Successor to the Servicer........................................................90

         Section 8.06.         Maintenance of Ratings...........................................................91

         Section 8.07.         Compensation of the Master Servicer..............................................91

         Section 8.08.         Certain Matters Affecting the Master Servicer....................................91

ARTICLE IX            DEFAULT...................................................................................91

         Section 9.01.         Events of Default................................................................91

         Section 9.02.         Waiver of Defaults...............................................................93

         Section 9.03.         Trustee to Act; Appointment of Successor.........................................93

         Section 9.04.         Notification to Certificateholders and the Rating Agencies.......................93

ARTICLE X             CONCERNING THE TRUSTEE....................................................................93

         Section 10.01.        Duties of Trustee................................................................93

         Section 10.02.        Certain Matters Affecting the Trustee............................................94

         Section 10.03.        Trustee Not Liable for Certificates or Mortgage Loans............................95

         Section 10.04.        Trustee May Own Certificates.....................................................95

         Section 10.05.        Fees and Expenses................................................................95

         Section 10.06.        Eligibility Requirements for Trustee.............................................95

         Section 10.07.        Resignation and Removal of the Trustee...........................................96

         Section 10.08.        Successor Trustee................................................................96

         Section 10.09.        Merger or Consolidation of Trustee...............................................97

         Section 10.10.        Appointment of Co-Trustee or Separate Trustee....................................97

         Section 10.11.        Appointment of Office or Agency..................................................98

ARTICLE XI            TERMINATION...............................................................................98

         Section 11.01.        Termination......................................................................98

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE XII           MISCELLANEOUS PROVISIONS..................................................................99

         Section 12.01.        Severability of Provisions.......................................................99

         Section 12.02.        Limitation on Rights of Certificateholders......................................100

         Section 12.03.        Amendment.......................................................................100

         Section 12.04.        Counterparts....................................................................101

         Section 12.05.        Duration of Agreement...........................................................101

         Section 12.06.        Governing Law...................................................................101

         Section 12.07.        Notices.........................................................................101

         Section 12.08.        Further Assurances..............................................................101

EXHIBIT A     MORTGAGE LOAN SCHEDULE
EXHIBIT B     CONTENTS OF MORTGAGE FILE
EXHIBIT C     FORM OF CLASS A CERTIFICATES
EXHIBIT D     FORM OF CLASS M CERTIFICATE
EXHIBIT E     FORM OF CLASS B CERTIFICATES
EXHIBIT F     FORM OF CLASS A-R CERTIFICATE
EXHIBIT G     FORM OF TRUSTEE CERTIFICATION
EXHIBIT H     FORM OF INVESTMENT LETTER
EXHIBIT I     FORM OF RULE 144A INVESTMENT LETTER
EXHIBIT J     RESERVED
EXHIBIT K     FORM OF CLASS A-R TRANSFEREE LETTER
EXHIBIT L     REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT M     FORM OF ERISA REPRESENTATION

         This Pooling and Servicing Agreement, dated as of November 1, 2001, is executed among Chase Mortgage Finance Corporation, as depositor (together with its permitted successors and assigns, the "Depositor"), Chase Manhattan Mortgage Corporation, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), Washington Mutual Mortgage Securities Corp., as servicer (together with its permitted successors and assigns, the "Servicer") and Citibank, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

         In consideration of the premises and the mutual agreements hereinafter set forth, the Depositor, the Servicer, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) is located, and which are in accordance with FNMA servicing practices and procedures for MBS pool mortgages as defined in the FNMA Guides including future updates.

         ADJUSTED LOCK-OUT PERCENTAGE: Equals (i) for any Distribution Date prior to the Distribution Date in December 2006, 0% and (ii) for any Distribution Date on or after the Distribution Date in December 2006, the Lock-out Percentage.

         ADVANCE: The aggregate of the advances made by the Servicer with respect to a particular Distribution Date pursuant to Section 6.03.

         AFFILIATE: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         AGENCY & TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 111 Wall Street, 14th Floor/Zone 3, New York, New York 10005.

         AGGREGATE CLASS A INTEREST ACCRUAL AMOUNT: On any Distribution Date, an amount equal to the sum of the Class A-1 Interest Accrual Amount, the Class A-2 Interest Accrual Amount, the Class A-3 Interest Accrual Amount, the Class A-4 Interest Accrual Amount, the Class A-5 Interest Accrual Amount, the Class A-6 Interest Accrual Amount, the Class A-7 Interest Accrual Amount, the Class A-8 Interest Accrual Amount, the Class A-9 Interest Accrual Amount, the Class A-R Interest Accrual Amount and the Class A-X Interest Accrual Amount.

         AGGREGATE CLASS A INTEREST SHORTFALL: On any Distribution Date, an amount equal to the sum of the Class A-1 Shortfall, the Class A-2 Shortfall, the Class A-3 Shortfall, the Class A-4 Shortfall, the Class A-5 Shortfall, the Class A-6 Shortfall, the Class A-7 Shortfall, the Class A-8 Shortfall, the Class A-9 Shortfall, the Class A-R Shortfall and the Class A-X Shortfall.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         APPRAISED VALUE: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property (or related residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan).

         ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument (or UCC-3 assignment or equivalent instrument with respect to each Co-op Loan), in recordable form (except in the case of a Co-op Loan), sufficient under the laws of the jurisdiction where the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan) is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         AUTHENTICATING AGENT:  The meaning specified in Section 4.06.

         AVAILABLE DISTRIBUTION AMOUNT: On any Distribution Date, an amount equal to the amount on deposit in the Collection Account as of the close of business on the related Determination Dated except:

         (a) amounts received on particular Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Servicer previously made an unreimbursed Advance of such amounts;

         (b) reimbursement for Nonrecoverable Advances and other amounts permitted to be withdrawn by the Servicer pursuant to Section 5.09 from, or not required to be deposited in, the Collection Account;

         (c) amounts representing the Servicing Fee with respect to such Distribution Date;

         (d) amounts representing all or part of a Monthly Payment due (i) after the related Due Period or (ii) on or prior to the Cut-off Date;

         (e) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the last day of the related Due Period for such Mortgage Loans; and

         (f) all income from Eligible Investments held in the Collection Account for the account of the Servicer.

         AVERAGE STRIPPED INTEREST RATE: The average of the Stripped Interest Rates on the Non-Discount Mortgage Loans, weighted on the basis of the Scheduled Principal Balances of the Non-Discount Mortgage Loans.

         BANKRUPTCY AMOUNT: As of any date of determination, $100,000.00 minus all Bankruptcy Losses on the Mortgage Loans, if any, previously allocated to the Certificates in accordance with Section 6.04.

         BANKRUPTCY CODE: Title 11 of the United States Code, as the same may be amended from time to time.

         BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         BENEFICIAL HOLDER: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

         BOOK-ENTRY CERTIFICATES: The Class A Certificates (other than the Class A-R Certificate), Class M Certificates, Class B-1 Certificates and Class B-2 Certificates, referred to collectively.

         BUSINESS DAY: Any day other than (a) a Saturday or Sunday, (b) a legal holiday in the State of New York or the State of Illinois or (c) a day on which banking institutions in the State of New York or the State of Illinois are authorized or obligated by law or executive order to be closed.

         CARRY-OVER SUBORDINATED PRINCIPAL AMOUNT: As of any Distribution Date, with respect to any Class of Subordinated Certificates, an amount, if any, equal to the amount of principal distributable to such Class on any prior Distribution Date that has not been so distributed.

         CASH LIQUIDATION: Recovery of all cash proceeds by the Servicer with respect to the liquidation of any Mortgage Loan, including Insurance Proceeds and other payments or recoveries (whether made at one time or over a period of time) which the Servicer deems to be finally recoverable, in connection with the sale, assignment or satisfaction of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, but only if title to the related Mortgaged Property was not acquired by foreclosure or deed in lieu of foreclosure by the Servicer pursuant to Section 5.21.

         CERTIFICATE: Any Class A, Class M or Class B Certificate.

         CERTIFICATE ACCOUNT: The account created and maintained pursuant to
Section 4.05.

         CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Servicer, any Subservicer, or any of their respective Affiliates shall be disregarded and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained. The Trustee shall be entitled to conclusively rely upon the certificate of the Depositor, the Master Servicer or the Servicer as to the determination of which Certificates are registered in the name of such Affiliates.

         CERTIFICATE OWNER: Any Person who is the beneficial owner of a Book-Entry Certificate registered in the name of the Depository or its nominee.

         CERTIFICATE RATE: The per annum rate of interest borne by each Class of Certificates (other than the Class A-P Certificates), which rate shall equal (i) 6.00% with respect to the Class A-5 Certificates, (ii) 6.25% with respect to the Class A-4 Certificates and (iii) 6.50% with respect to the Class A-2, Class A-3, Class A-6, Class A-7, Class A-8, Class A-X, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (in the case of each Class of Certificates), other than the Class A-6 and Class A-X Certificates, on the Outstanding Certificate Principal Balance of such Class and, in the case of the Class A-6 and Class A-X Certificates, on the Class A-6 Notional Amount and the Class A-X Notional Amount, respectively. In the case of the Class A-1 Certificates, the Certificate Rate with respect to the first Distribution Date will be 2.58125%, and as to any Distribution Date thereafter, the Certificate Rate on the Class A-1 Certificates will equal the lesser of (A) 0.50% plus LIBOR and (B) 8.50%. In the case of the Class A-9 Certificates, the Certificate Rate with respect to the first Distribution Date will be 5.91875%, and as to any Distribution Date thereafter, the Certificate Rate on the Class A-9 Certificates will equal 8.00% minus LIBOR, but not less than 0.00%. Interest with respect to each Class of Certificates (other than the Class A-P Certificates) at the Certificate Rate shall be calculated based on a year of 360 days comprised of twelve 30-day months.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 4.02.

         CERTIFICATE REGISTRAR: The Person appointed by the Trustee as Certificate Registrar pursuant to Section 4.05.

         CHASE: JPMorgan Chase Bank, a New York State banking corporation, or its successor in interest.

         CLASS: Pertaining to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R, Class A-P, Class A-X, Class M, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates, as the case may be.

         CLASS A, CLASS M OR CLAS B: Pertaining to Class A Certificates, Class M Certificates or Class B Certificates, as the case may be.

         CLASS A-P AMOUNT: With respect to any Distribution Date, the applicable PO Percentage of (i) all principal received on or in respect of each Discount Mortgage Loan (exclusive of any amounts in respect of any Monthly Payment) during the related Principal Prepayment Period and (ii) all principal received as part of a Monthly Payment on or in respect of a Discount Mortgage Loan during the related Due Period.

         CLASS A CERTIFICATES: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-P, Class A-R and Class A-X Certificates, referred to collectively.

         CLASS A, CLASS M OR CLASS B: Pertaining to Class A Certificates, Class M Certificates or Class B Certificates, as the case may be.

         CLASS A-1 CERTIFICATE: Any one of the Class A-1 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-2 CERTIFICATE: Any one of the Class A-2 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-3 CERTIFICATE: Any one of the Class A-3 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-4 CERTIFICATE: Any one of the Class A-4 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-5 CERTIFICATE: Any one of the Class A-5 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-6 CERTIFICATE: Any one of the Class A-6 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-7 CERTIFICATE: Any one of the Class A-7 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-8 CERTIFICATE: Any one of the Class A-8 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-9 CERTIFICATE: Any one of the Class A-9 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-P CERTIFICATE: Any one of the Class A-P Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-R CERTIFICATE: The Class A-R Certificate executed by the Depositor and authenticated by the Trustee, which represents the Master Residual Interest and the Subsidary Residual Interest, substantially in the form of the Class A-R Certificate set forth in Exhibit F hereto.

         CLASS A-X CERTIFICATE: Any one of the Class A-X Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

         CLASS A-1 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-1 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-1 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-1 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-2 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-2 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-2 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-2 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-3 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-3 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-3 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-3 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-4 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-4 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-4 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-4 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-5 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-5 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-5 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-5 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-6 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class A-6 Notional Amount minus (i) any Compensating Interest Shortfall allocated to the Class A-6 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-6 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-7 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-7 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-7 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-7 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-8 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-8 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class A-8 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-8 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-9 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class A-9 Notional Amount minus (i) any Compensating Interest Shortfall allocated to the Class A-9 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-9 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-R INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-R Certificate minus (i) any Compensating Interest Shortfall allocated to the Class A-R Certificate on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-R Certificate on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-X INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class A-X Notional Amount minus (i) any Compensating Interest Shortfall allocated to the Class A-X Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-X Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS A-6 NOTIONAL AMOUNT: With respect to any Distribution Date, an amount equal to the product of (x) 1/26 and (y) the Outstanding Certificate Principal Balance of the Class A-4 Certificates (prior to giving effect to distributions made on such Distribution Date).

         CLASS A-9 NOTIONAL AMOUNT: With respect to any Distribution Date, an amount equal to the Outstanding Certificate Principal Balance of the Class A-1 Certificates (prior to giving effect to the distributions made on such Distribution Date).

         CLASS A-X NOTIONAL AMOUNT: With respect to any Distribution Date, an amount equal to the product of the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans and a fraction, the numerator of which is the Average Stripped Interest Rate and the denominator of which is the Remittance Rate.

         CLASS A PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class A Principal Balance by the Mortgage Pool Principal Balance, but not more than 100%.

         CLASS A PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class A Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class A Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class A Certificates pursuant to Section 6.04); provided that the Class A Principal Balance on the first Distribution Date shall be the Original Class A Principal Balance.

         CLASS A-1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-1 Interest Accrual Amount over the amount actually distributed to the Class A-1 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(A).

         CLASS A-2 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-2 Interest Accrual Amount over the amount actually distributed to the Class A-2 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(B).

         CLASS A-3 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-3 Interest Accrual Amount over the amount actually distributed to the Class A-3 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(C).

         CLASS A-4 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-4 Interest Accrual Amount over the amount actually distributed to the Class A-4 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(D).

         CLASS A-5 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-5 Interest Accrual Amount over the amount actually distributed to the Class A-5 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(E).

         CLASS A-6 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-6 Interest Accrual Amount over the amount actually distributed to the Class A-6 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(F).

         CLASS A-7 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-7 Interest Accrual Amount over the amount actually distributed to the Class A-7 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(G).

         CLASS A-8 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-8 Interest Accrual Amount over the amount actually distributed to the Class A-8 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(H).

         CLASS A-9 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-9 Interest Accrual Amount over the amount actually distributed to the Class A-9 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(I).

         CLASS A-R SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-R Interest Accrual Amount over the amount actually distributed to the Class A-R Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(J).

         CLASS A-X SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-X Interest Accrual Amount over the amount actually distributed to the Class A-X Certificates on such Distribution Date pursuant to Section 6.01(b)(i)(K).

         CLASS A-P SHORTFALL AMOUNT: With respect to any Distribution Date prior to and including the Credit Support Depletion Date, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (b)(2) of the definition of such term), an amount equal to the sum of (i) the applicable PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) with respect to a Discount Mortgage Loan and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class A-P Certificateholders.

         CLASS B CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, eferred to collectively.

         CLASS B-1 CERTIFICATE: Any one of the Class B-1 Certificates executed by the Depositor and authenticated by the Trustee, subordinated in right of payment to the Class A and Class M Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

         CLASS B-2 CERTIFICATE: Any one of the Class B-2 Certificates executed by the Depositor and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M and Class B-1 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

         CLASS B-3 CERTIFICATE: Any one of the Class B-3 Certificates executed by the Depositor and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1 and Class B-2 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

         CLASS B-4 CERTIFICATE: Any one of the Class B-4 Certificates executed by the Depositor and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

         CLASS B-5 CERTIFICATE: Any one of the Class B-5 Certificates executed by the Depositor and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

         CLASS B-1 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-1 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class B-1 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-1 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS B-2 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-2 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class B-2 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-2 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS B-3 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-3 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class B-3 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-3 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS B-4 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-4 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class B-4 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-4 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS B-5 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-5 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class B-5 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-5 Certificates on such Distribution Date pursuant to Section 6.05(c).

         CLASS B-1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-1 Interest Accrual Amount over the amount actually distributed to the Class B-1 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(1) (A) and (B).

         CLASS B-2 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-2 Interest Accrual Amount over the amount actually distributed to the Class B-2 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(2) (A) and (B).

         CLASS B-3 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-3 Interest Accrual Amount over the amount actually distributed to the Class B-3 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(3) (A) and (B).

         CLASS B-4 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-4 Interest Accrual Amount over the amount actually distributed to the Class B-4 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(4) (A) and (B).

         CLASS B-5 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-5 Interest Accrual Amount over the amount actually distributed to the Class B-5 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(5) (A) and (B).

         CLASS B PERCENTAGE: As of any Distribution Date, the difference between 100% and the sum of (i) the Class A Percentage and (ii) the Class M Percentage for such Distribution Date.

         CLASS B PRINCIPAL BALANCE: As of any Distribution Date, the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the sum of (i) the Class A Principal Balance and (ii) the Class M Principal Balance.

         CLASS M CERTIFICATE: Any one of the Class M Certificates executed by the Depositor and authenticated by the Trustee, subordinated in right of payment to the Class A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.

         CLASS M INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one (1) month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class M Certificates minus (i) any Compensating Interest Shortfall allocated to the Class M Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class M Certificates on such Distribution Date pursuant to
Section 6.05(c).

         CLASS M PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class M Principal Balance by the Mortgage Pool Principal Balance, but not more than 100%; provided, however, that on any Distribution Date on which the Class B Percentage equals 0%, the Class M Percentage shall equal 100% minus the Class A Percentage.

         CLASS M PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class M Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class M Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class M Certificates pursuant to Section 6.04); provided that the Class M Principal Balance on the first Distribution Date shall be the Original Class M Principal Balance, and provided further that if the aggregate Outstanding Certificate Principal Balance of the Class B Certificates has been reduced to zero, as of any Distribution Date, the Class M Principal Balance will equal the excess of the Mortgage Pool Principal Balance (together with the portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

         CLASS M SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class M Interest Accrual Amount over the amount actually distributed to the Class M Certificateholders on such Distribution Date pursuant to Section 6.01(c)(i) (A) and (B).

         CLOSING DATE: November 28, 2001.

         CMMC: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

         CODE: The Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury temporary or final regulations promulgated thereunder.

         COLLECTION ACCOUNT: The account created and maintained pursuant to
Section 5.08.

         COMPENSATING INTEREST: The meaning specified in Section 6.05(a).

         COMPENSATING INTEREST SHORTFALL: The meaning specified in Section 6.05(b).

         CO-OP LEASE: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         CO-OP LOAN: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         CREDIT SUPPORT: With respect to each Class of Subordinated Certificates (other than the Class B-5 Certificates), the level of credit support supporting such Class, expressed as a percentage of the aggregate Outstanding Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates). With respect to each Distribution Date, Credit Support for each such Class will equal in each case the percentage, rounded to two decimal places, obtained by dividing the aggregate Outstanding Certificate Principal Balances immediately prior to such Distribution Date of all Classes of Subordinated Certificates having higher numerical class designations than such Class (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates) by the aggregate Outstanding Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date.

         CREDIT SUPPORT DEPLETION DATE: The first Distribution Date on which the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates has been or will be reduced to zero.

         CURTAILMENT: Any Principal Prepayment which is not a Payoff.

         CUT-OFF DATE: November 1, 2001.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, other than such a reduction resulting from a Deficient Valuation.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         DEFINITIVE CERTIFICATES: The Certificates referred to in Section
4.01(c).

         DEPOSITOR: Chase Mortgage Finance Corporation, a Delaware corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co.

         DEPOSITORY AGREEMENT: The agreement referred to in Section 4.01(b).

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: The sixteenth day of the month in which the related Distribution Date occurs (or, if such sixteenth day is not a Business Day, the preceding Business Day).

         DISCOUNT MORTGAGE LOAN: Any Mortgage Loan having a Net Mortgage Rate less than the Remittance Rate.

         DISQUALIFIED ORGANIZATION: An organization referred to in Section 860E(e)(5) of the Code.

         DISTRIBUTION DATE: The 25th day of any month, or if such 25th day is not a Business Day, the first Business Day immediately following, beginning with December 26, 2001.

         DUE DATE: The first day of each month, being the day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         DUE PERIOD: With respect to any Distribution Date, the period from the second day of the month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a national bank or banking corporation which (a) has a rating of at least Baa3 or P-3 by Moody's and (b) is either Chase or is the corporate trust department of a national bank or banking corporation which has a rating of at least A- or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, provided, however, that such uninsured deposits do not result in the reduction of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter from each Rating Agency or (v) otherwise acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced by a letter from each Rating Agency.

         ELIGIBLE INVESTMENTS: One or more of the following:

              (i) obligations of, or guaranteed as to principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; provided that any such obligation held as a "cash flow investment" within the meaning of section 860G(a)(6) of the Code shall not have a remaining maturity of more than 45 days;

              (ii)   repurchase agreements on obligations specified in clause
                     (i) maturing not more than two months from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency with its highest rating and the short-term debt obligations of the party agreeing to repurchase are rated with one of the two highest ratings by S&P or Moody's;

              (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances (other than bankers' acceptances issued by Chase or any of its Affiliates) (which shall each have an original maturity of not more than 60 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency with its highest rating and the short-term obligations of such depository institution or trust company are rated A-1+ by S&P and P-1 by Moody's;

              (iv) commercial paper (other than commercial paper issued by Chase or any of its Affiliates) (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term unsecured commercial paper rating category; provided that such commercial paper shall have a remaining maturity of not more than 45 days;

              (v) units of taxable money market funds (including those for which the Trustee or the Servicer or any Affiliate thereof receives compensation with respect to such investment) which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

              (vi) other obligations or securities (other than investments or obligations of Chase or any of its Affiliates) that are "permitted investments" within the meaning of Section 860G(a)(5) of the Code and acceptable to each Rating Agency rating the Certificates as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of any Class of Certificates, as evidenced by a letter to such effect from each Rating Agency and short term unsecured debt or deposits of the obligor on such investments are rated A-1 by S&P and P-1 by Moody's.

provided that no such instrument shall be an Eligible Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying such instrument, or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; and provided further that no such instrument shall be purchased above par.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Labor temporary or final regulations promulgated thereunder.

         ERISA RESTRICTED CERTIFICATE: Any Class B-3, Class B-4 or Class B-5 Certificate or any other Certificate which at the date of determination is not rated in one of the four highest generic rating categories by any Rating Agency.

         ESCROW ACCOUNT: The account or accounts created and maintained pursuant to Section 5.10.

         ESCROW PAYMENTS: The amounts constituting applicable ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to a Mortgage Loan.

         EVENT OF DEFAULT: Any of the events specified in Section 9.01.

         EXCEPTION REPORT: The report of the Trustee referred to in Section
2.02.

         EXCESS BANKRUPTCY LOSS: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         EXCESS FRAUD LOSS: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         EXCESS LOSSES: Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses, referred to collectively.

         EXCESS PROCEEDS: All amounts (net of the related Servicing Advances) received on any Mortgage Loan (whether as regular principal payments, Principal Prepayments, Repurchase Proceeds, Liquidation Proceeds, Insurance Proceeds, condemnation awards, or with respect to a disposition of a Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise) in excess of the Principal Balance at the Cut-off Date of such Mortgage Loan and accrued interest thereon at its Mortgage Rate to the Due Date immediately succeeding the date of prepayment, repurchase or liquidation, as the case may be.

         EXCESS SPECIAL HAZARD LOSS: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

         FDIC: The Federal Deposit Insurance Corporation or any successor organization.

         FHLMC: The Federal Home Loan Mortgage Corporation or any successor organization.

         FIDELITY BOND: The fidelity bond and errors and omissions insurance policies to be maintained by the Servicer pursuant to Section 5.19.

         FITCH: Fitch, Inc. or its successor in interest.

         FNMA: The Federal National Mortgage Association, or any successor organization.

         FNMA GUIDES: The FNMA Sellers' Guide and the FNMA Servicers' Guide, and all amendments or additions thereto.

         FRAUD LOSS: Any Realized Loss or portion thereof sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Insurance Policy.

         FRAUD LOSS AMOUNT: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date, 2.00% (initially, $5,000,823.00) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Loss on the Mortgage Loans allocated to the Certificates in accordance with Section 6.04 since the Cut-off Date up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, (1) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated to the Certificates in accordance with Section 6.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant, either directly or indirectly.

         INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, net of costs of collecting such proceeds and net of amounts released to the Mortgagor or applied to the restoration of the Mortgaged Property.

         INSURED EXPENSES: Expenses covered by any insurance policy.

         INTEREST ACCRUAL PERIOD: With respect to any Distribution Date and any Class of Certificates (other than the Class A-1, Class A-9 and Class A-P Certificates), the calendar month immediately preceding the month in which the related Distribution Date occurs. With respect to any Distribution Date and the Class A-1 and Class A-9 Certificates, the thirty day period, from and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs to but excluding the 25th day of the month in which such Distribution Date occurs, and with respect to the first Distribution Date, from and including November 25, 2001 to but excluding December 25, 2001.

         LATE COLLECTIONS: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, or with respect to a disposition of a Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         LIBOR: With respect to any Distribution Date and the Certificate Rates on the Class A-1 and Class A-9 Certificates, LIBOR as determined in accordance with Section 6.07.

         LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         LIQUIDATED MORTGAGE LOAN: Any Mortgage Loan (a) as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan or property acquired in respect thereof have been recovered, (b) as to which a Cash Liquidation has taken place or (c) with respect to which the Mortgaged Property has been acquired by foreclosure or deed in lieu of foreclosure and a disposition (the term disposition shall include, for purposes of a repurchase pursuant to Section 11.01, any repurchase of a Mortgaged Property pursuant to such Section) of such Mortgaged Property has occurred.

         LIQUIDATION EXPENSES: Expenses which are incurred by the Servicer or any Subservicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Sections 5.16 and 5.21 respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

         LIQUIDATION PROCEEDS: Cash (including Insurance Proceeds) received by the Servicer in connection with the liquidation of any Mortgage Loan or Mortgaged Property acquired in respect thereof, whether through the sale or assignment of such Mortgage Loan (other than pursuant to Section 5.21), trustee's sale, foreclosure sale or otherwise, or the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan other than amounts required to be paid to the Mortgagor pursuant to law or the terms of the applicable Mortgage Note.

         LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the principal amount of the related Mortgage Loan at the time of origination (or, (i) for purposes of Section 5.15, at the time of determination and (ii) for purposes of a Mortgage Loan with respect to which a conversion from adjustable rate to fixed rate has occurred, at the time of initial origination) and the denominator of which is the appraised value of the related Mortgaged Property at the time of origination or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property, if such sales price is less than such appraised value.

         LOCK-OUT PERCENTAGE: With respect to any Distribution Date, the lesser of (I) (A) the Outstanding Certificate Principal Balance of the Class A-4 Certificates divided by (B) the Non-PO Allocated Amount immediately prior to the Distribution Date and (II) 100.00%.

         LOCK-OUT PREPAYMENT PERCENTAGE: The product of (a) the Lock-out Percentage and (b) the Step Down Percentage.

         LOCK-OUT PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Adjusted Lock-out Percentage of the amount which is referred to in clause (i) of (I) the definition of Non-PO Class A Optimal Principal Amount and (II) the definition of Subordinated Optimal Principal Amount and (ii) the Lock-out Prepayment Percentage of the amounts which are referred to in clauses (ii) through (v) of (I) the definition of Non-PO Class A Optimal Principal Amount and (II) the definition of Subordinated Optimal Principal Amount.

         MASTER REMIC: The pool of assets consisting of the Subsidiary Regular Interests and all payments of principal or interest on or with respect to the Subsidiary Regular Interests after the Cut-off Date.

         MASTER RESIDUAL INTEREST: The interest in the Master REMIC represented by principal and interest payments in respect of the Class A-R Certificates and amounts, if any, remaining in the Collection Account following termination of the Trust Fund after payments to the Class A Certificateholders (other than the Class A-R Certificateholder), the Class M Certificateholders, the Class B Certificateholders and the Class A-R Certificateholders with respect to their interests in the Subsidiary Residual Interest (or the holders of any separate certificates representing the Subsidiary Residual Interest).

         MASTER SERVICER FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable to the Master Servicer pursuant to Section
8.07 equal to the product of (a) 1/12th of the Master Servicer Fee Rate and (b) the Principal Balance of such Mortgage Loan immediately prior to such Distribution Date.

         MASTER SERVICER FEE RATE: A per annum rate equal to 0.0330%.

         MASTER SERVICER: Chase Manhattan Mortgage Corporation, or its successor in interest or permitted assigns.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS MORTGAGE LOAN: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS or otherwise assigned to MERS, as agent for the holder from time to time of the Mortgage Note.

         MODIFIED MORTGAGE LOAN: Any Mortgage Loan which the Servicer has modified pursuant to Section 5.01.

         MONTHLY PAYMENT: The minimum required monthly payment of principal and interest due on a Mortgage Loan as specified in the Mortgage Note for any Due Date (before any adjustment to such scheduled amount by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period). Monthly Payments shall be deemed due on an Outstanding Mortgage Loan until such time as it becomes a Liquidated Mortgage Loan.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note. With respect to a Co-op Loan, the security agreement creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.

         MORTGAGE FILE: As to each Mortgage Loan, the items referred to in Exhibit B annexed hereto.

         MORTGAGE LOAN: An individual mortgage loan and all rights with respect thereto, evidenced by a Mortgage and a Mortgage Note, sold and assigned by the Depositor to the Trustee and which is subject to this Agreement and included in the Trust Fund. The Mortgage Loans originally sold and subject to this Agreement are identified on the Mortgage Loan Schedule.

         MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as Exhibit A as it may be amended in accordance with Section 3.03, setting forth the following information as to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the street address of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) including the zip code; (iii) an indication of whether the Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan) is owner-occupied; (iv) the property type of the Mortgaged Property;
(v) the original number of months to stated maturity; (vi) the number of months remaining to stated maturity from the Cut-off Date; (vii) the original Loan-to-Value Ratio; (viii) the original principal balance of the Mortgage Loan;
(ix) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (x) the Mortgage Rate; (xi) the amount of the current Monthly Payment; (xii) the PO Percentage with respect to such Mortgage Loan; and (xiii) the Servicing Fee Rate with respect to such Mortgage Loan.

         MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         MORTGAGE POOL: The pool of Mortgage Loans held in the Trust Fund.

         MORTGAGE POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made, initially $250,041,132.29.

         MORTGAGED PROPERTY: The property securing a Mortgage Note.

         MORTGAGE RATE: With respect to each Mortgage Loan, the per annum rate of interest borne by the Mortgage Loan, as specified in the Mortgage Note. The Mortgage Rate for any Mortgage Loan shall be zero with respect to the period prior to the period during which interest accrues with respect to such Mortgage Loan's first Monthly Payment.

         MORTGAGOR: The obligor on a Mortgage Note.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

         NET MORTGAGE RATE: With respect to each Mortgage Loan, a per annum rate of interest for the applicable period equal to the Mortgage Rate less the applicable Servicing Fee Rate and the Master Servicer Fee Rate.

         NON DISCOUNT MORTGAGE LOANS: The Mortgage Loans having Net Mortgage Rates in excess of the Remittance Rate.

         NON-MERS MORTGAGE LOAN: Any Mortgage Loan other than a MERS Mortgage
Loan

         NON-PO ALLOCATED AMOUNT: At the time of any determination, the amount derived by (i) multiplying the Principal Balance of each Outstanding Mortgage Loan on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

         NON-PO CLASS A CERTIFICATES: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-X Certificates, referred to collectively.

         NON-PO CLASS A OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the Non-PO Class A Principal Balance and
(b) the sum of:

              (i) the Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Loans which were outstanding during such Due Period;

              (ii) the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Mortgage Loan during the related Principal Prepayment Period;

              (iii) with respect to each Mortgage Loan not described in (iv) below, the Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;

              (iv) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Non-PO Class A Percentage of the applicable Non-PO Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (B) the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances);

              (v) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Section 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the
                     Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Non-PO Class A Certificateholders); and

              (vi) on or after the Credit Support Depletion Date, the excess of the Non-PO Class A Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) - (v) above) over the Non-PO Allocated Amount, if any, as of the preceding Distribution Date.

         NON-PO CLASS A PERCENTAGE : As of any Distribution Date, the fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class A Principal Balance and the denominator of which is the Non-PO Allocated Amount as of the immediately preceding Due Date.

         NON-PO CLASS A PREPAYMENT PERCENTAGE: As of any Distribution Date up to and including the Distribution Date in November 2006, 100%; as of any Distribution Date in the first year thereafter, the Non-PO Class A Percentage plus 70% of the Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Non-PO Class A Percentage plus 60% of the Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Non-PO Class A Percentage plus 40% of the Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Non-PO Class A Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Non-PO Class A Percentage; provided that, if the Non-PO Class A Percentage as of any such Distribution Date is greater than the Non-PO Class A Percentage on the first Distribution Date, the Non-PO Class A Prepayment Percentage shall be 100%; and provided further that whenever the Non-PO Class A Percentage equals 0%, the Non-PO Class A Prepayment Percentage shall equal 0%; and provided further, however, that no reduction of the Non-PO Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Loans 60 days or more delinquent (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate Outstanding Certificate Balance of the Subordinated Certificates as of such date and (ii) cumulative Realized Losses through the last day of the month preceding such Distribution Date (including Nonrecoverable Advances) do not exceed (a) if such Distribution Date occurs between December 2006 and November 2007 inclusive, 30% of Original Subordinated Principal Balance, (b) if such Distribution Date occurs between December 2007 and November 2008 inclusive, 35% of the Original Subordinated Principal Balance, (c) if such Distribution Date occurs between December 2008 and November 2009 inclusive, 40% of the Original Subordinated Principal Balance, (d) if such Distribution Date occurs between December 2009 and November 2010 inclusive, 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010, and (e) if such Distribution Date occurs in December 2010 and thereafter, 50% of the Original Subordinated Principal Balance.

         NON-PO CLASS A PRINCIPAL BALANCE: As of any Distribution Date, (a) the Non-PO Class A Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Non-PO Class A Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Non-PO Class A Certificates pursuant to Section 6.04); provided that the Non-PO Class A Principal Balance on the first Distribution Date shall be the Original Non-PO Class A Principal Balance.

         NON-PO CLASS A PRINCIPAL PAYMENT RULES:

         (I) With respect to any Distribution Date prior to the Credit Support Depletion Date, distributions to the Non-PO Class A Certificateholders pursuant to Section 6.01(b)(ii)(A) shall be made in the following amounts and priority:

         first, to the Class A-4 Certificates, up to the Lockout Principal Distribution Amount, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

         second, to the Class A-R Certificate, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

         third, concurrently, until the Outstanding Certificate Principal Balance of the Class A-7 Certificate has been reduced to zero,

         (1) 29.6721311475% of the portion of the Non-PO Class A Optimal Principal Amount remaining after making the distribution described in clauses first and second above to the Class A-7 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

         (2) 70.3278688525% of the portion of the Non-PO Class A Optimal Principal Amount remaining after making the distributions described in clauses first and second above, as follows:

             (a) first, to the Class A-1 and Class A-5 Certificates, pro rata, until the Outstanding Principal Balance of each such Class has been reduced to zero; and

             (b) second, concurrently, as follows:

                 (i)   2.1862690671% to the Class A-8 Certificates; and

                 (ii) 97.8137309329% to the Class A-2 and Class A-3 Certificates, sequentially;

         fourth, concurrently, until the Outstanding Certificate Principal Balance of the Class A-8 Certificates has been reduced to zero,

         (1) 2.1862690671% of the portion of the Non-PO Class A Optimal Principal Amount remaining after making the distribution described in clauses first, second and third above to the Class A-8 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

         (2) 97.8137309329% of the portion of the Non-PO Class A Optimal Principal Amount remaining after making the distribution described in clauses first, second and third above to the Class A-2 and Class A-3 Certificates, sequentially, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

         fifth, to the Class A-4 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero.

         (II) With respect to any Distribution Date on or after the Credit Support Depletion Date, distributions pursuant to Section 6.01(b)(ii)(A) shall be made pro rata among the outstanding Classes of Non-PO Class A Certificates in relation to the respective Outstanding Certificate Principal Balances of such outstanding Classes, and not in accordance with the priority of payments among such Classes set forth in clause (I) above.

         NON-PO PERCENTAGE: With respect to each Mortgage Loan, the fraction, expressed as a percentage (but not greater than 100%), the numerator of which equals the applicable Net Mortgage Rate and the denominator of which equals the Remittance Rate.

         NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer pursuant to Section 6.03 which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not, ultimately be recoverable by the Servicer from Late Collections or otherwise. The determination by the Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer of the Servicer delivered to the Trustee, any co-trustee, the Master Servicer and the Depositor and detailing the reasons for such determination.

         OFFICERS' CERTIFICATE: A certificate signed by two of the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor, the Master Servicer or the Servicer, and delivered to the Trustee.

         OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or the Servicer and who is reasonably acceptable to the Trustee.

         ORIGINAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Class of Certificates, the amount specified for such Class in Section 4.01(d).

         ORIGINAL CLASS A PRINCIPAL BALANCE:               $241,414,713.00

         ORIGINAL CLASS M PRINCIPAL BALANCE:               $  3,000,493.00

         ORIGINAL CLASS B PRINCIPAL BALANCE:               $  5,625,926.13

         ORIGINAL NON-PO CLASS A PRINCIPAL BALANCE:        $241,252,663.00

         ORIGINAL CREDIT SUPPORT: With respect to any Class of Subordinated Certificates (other than the Class B-5 Certificates), the level of Credit Support indicated below:

                 Class M:                      2.25%
                 Class B-1:                    1.25%
                 Class B-2:                    0.75%
                 Class B-3:                    0.50%
                 Class B-4:                    0.25%

         ORIGINAL SUBORDINATED PRINCIPAL BALANCE: The aggregate Original Certificate Principal Balance of the Subordinated Certificates.

         OUTSTANDING CERTIFICATE PRINCIPAL BALANCE: With respect to any Class (other than the Class A-6, Class A-9 and Class A-X Certificates) of Certificates and any Distribution Date, the Original Certificate Principal Balance of such Class minus the sum of (i) any distributions of principal made on such Class prior to such Distribution Date and (ii) any Realized Losses allocated to such Class prior to such Distribution Date; provided, however, that (I) with respect to the Class of Class B Certificates then outstanding having the highest numerical class designation, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the sum of the Outstanding Certificate Principal Balances of all Classes of Certificates (other than the Class of Class B Certificates then outstanding having the highest numerical class designation); and (II) during such time as the Outstanding Certificate Principal Balance of the Class B-1 Certificates equals zero, with respect to the Class M Certificates, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

         OUTSTANDING MORTGAGE LOAN: As to any Distribution Date, a Mortgage Loan which was not paid in full during the related or any previous Principal Prepayment Period, which did not become a Liquidated Mortgage Loan during the related or any previous Principal Prepayment Period and which was not repurchased under Section 2.02, 3.01, 5.21 or 11.01 during the related or any previous Principal Prepayment Period.

         PASS-THRU ENTITY: A "Pass-Thru Entity" as defined in Section 860E(e)(6) of the Code.

         PAYING AGENT: The Person appointed by the Trustee as Paying Agent pursuant to Section 4.05.

         PAYOFF: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of payment-in-full.

         PAYOFF EARNINGS: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the related Principal Prepayment Period, the aggregate of the interest earned by the Servicer from investment in the Collection Account of such Payoff from the date of receipt of such Payoff until the business Day immediately preceding the related Distribution Date (net of investment losses).

         PAYOFF INTEREST: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the fifteenth calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of the month of such Distribution Date through the day of receipt thereof.

         PERCENTAGE INTEREST: As to any Certificate (other than a Class A-6, Class A-9 or Class A-X Certificate), the percentage interest evidenced thereby in distributions required to be made hereunder, such percentage interest being equal, with respect to any Class, to the percentage obtained by dividing the Outstanding Certificate Principal Balance of such Certificate by the aggregate of the Outstanding Certificate Principal Balances of all the Certificates of such Class and with respect to all Certificates, the percentage obtained by dividing the Outstanding Certificate Principal Balance of such Certificate by the aggregate of the Outstanding Certificate Principal Balances of all the Certificates. With respect to any Class A-6, Class A-9 or Class A-X Certificate, the percentage interest specified on the face of such Certificate.

         PERMITTED ACTIVITIES: The primary activities of the Trust created pursuant to this Agreement which shall be: (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents; (ii) issuing certificates and other interests in the assets of the Trust Fund; (iii) receiving collections on the Mortgage Loans and making payments on such certificates and interests in accordance with the terms of this Agreement; and (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         PERSON: Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PO PERCENTAGE: The PO Percentage with respect to each Mortgage Loan as identified on the Mortgage Loan Schedule, such percentage being equal to the fraction, expressed as a percentage (but not less than 0%), the numerator of which equals the excess of the Remittance Rate over the applicable Net Mortgage Rate and the denominator of which equals the Remittance Rate.

         PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 5.15 hereof.

         PRINCIPAL BALANCE: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) (or, in the case of a substitute Mortgage Loan included in the Trust Fund pursuant to Section 3.04, the close of business as of the date of substitution) reduced by all amounts previously distributed to Certificateholders that are allocable to payments of principal on such Mortgage Loan (including the principal portion of Advances of the Servicer made pursuant to Section 6.03).

         PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan (other than Late Collections) which constitutes a Payoff or a Curtailment; provided, however, that the term Principal Prepayment does not include Insurance Proceeds, Liquidation Proceeds, condemnation awards or other cash proceeds from a source other than the applicable Mortgagor.

         PRINCIPAL PREPAYMENT PERIOD: With respect to any Distribution Date and each Curtailment, the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of such month. With respect to any Distribution Date and each Payoff, the period beginning on the fifteenth day of the month preceding the month in which such Distribution Date occurs and ending on the fourteenth day of the month in which such Distribution Date occurs.

         PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased on any date pursuant to Section 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the sum of (a) 100% of the Principal Balance thereof, (b) unpaid accrued interest at the Mortgage Rate thereon from the Due Date on which interest was last paid by the Mortgagor or Advanced by the Servicer to the Due Date next following the date of repurchase and (c) the aggregate of any unreimbursed Advances and any unreimbursed Servicing Advances.

         QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC and whose claims-paying ability is rated in the two highest rating categories by S&P and Moody's with respect to primary mortgage insurance and in the two highest rating categories for general policyholder rating and financial performance index rating by A.M. Best Company or its successor in interest with respect to hazard and flood insurance.

         RATE ADJUSTMENT DATE: The second LIBOR Business Day prior to the first day of each Interest Accrual Period after the initial Interest Accrual Period.

         RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated one or more Classes of Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to the two highest long-term debt rating categories of a Rating Agency shall mean AA or better, in the case of S&P, and Aa or better, in the case of Moody's.

         REALIZED LOSS: With respect to (i) a Liquidated Mortgage Loan, the amount, if any, by which the unpaid Principal Balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Mortgage Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Mortgage Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         REALIZED LOSS INTEREST SHORTFALL: The meaning specified in Section 6.05(c).

         RECORD DATE: The close of business of the last Business Day of the month preceding the month of the related Distribution Date.

         REFERENCE BANK RATE: As of 11:00 A.M. London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date, the rate at which deposits are offered in U.S. Dollars by the reference banks (which shall be three major banks engaged in transactions in the London interbank market, selected by the Master Servicer) to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Outstanding Certificate Principal Balance of the Class A-1 Certificates and Class A-9 Notional Amount in accordance with the following procedures. The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Master Servicer as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Outstanding Certificate Principal Balance of the Class A-1 and Class A-9 Notional Amount. In the event no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first Rate Adjustment Date, 2.08125%.

         RELEVANT MORTGAGE LOAN: The meaning specified in Section 5.01.

         REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code. References herein to "a REMIC" or "the REMICs" shall mean one or both, as the context requires, of the REMICs created hereunder.

         REMIC POOL: Either of the Master REMIC or the Subsidiary REMIC.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations and rulings promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

         REMITTANCE RATE: 6.50% per annum.

         REPURCHASE PROCEEDS: All proceeds of any Mortgage Loan or property acquired in respect thereof repurchased pursuant to Section 2.02, 3.01, 5.01,
5.21 or 11.01.

         RESPONSIBLE OFFICER: When used with respect to the Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, any Senior Trust Officer, any Trust Officer or any other officer of the Trustee in its Agency & Trust Office customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer in its Agency & Trust Office to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S1 INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04.

         S2 INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04.

         S3 INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04.

         S4 INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04.

         S5 INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04.

         SP INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04.

         SX INTEREST: A regular interest in the Subsidiary REMIC having the characteristics set forth in Section 2.04

         SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

         SALE AGREEMENT: The Mortgage Loan Sale Agreement dated as of November 28, 2001 between the Depositor and CMMC.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan as of any Distribution Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the Due Date in the month preceding the month of such Distribution Date, or as the Cut-off Date, with respect to the first Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first (1st) day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

         SELLER: CMMC.

         SERVICER: WMMSC, or any of its successors under this Agreement as herein provided.

         SERVICER REMITTANCE DATE: With respect to any Distribution Date, one Business Day preceding such Distribution Date.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations and which are "unanticipated expenses" of the REMIC, as defined in the REMIC Provisions, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (iv) taxes and assessments on the Mortgaged Properties subject to the Mortgage Loans and (v) compliance with the obligations under Section 5.21.

         SERVICING FEE: With respect to each Mortgage Loan and as of any Distribution Date, the amount of the monthly fee paid to the Servicer for the servicing of the Mortgage Loans equal to the total of one-twelfth of the applicable Servicing Fee Rate of the Principal Balance thereof as of the Determination Date in the preceding month, subject to adjustment as provided in
Section 6.05. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payments that shall have come due and only at the time such Monthly Payment shall be made. The right to receive the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payments (or the interest portion of any Principal Prepayment in full) collected by the Servicer, or as otherwise provided under Section 5.09 or 5.23.

         SERVICING FEE RATE: The per annum rate of interest set forth for each Mortgage Loan on the Mortgage Loan Schedule.

         SERVICING OFFICER: Any officer of the Servicer or any Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written certificate listing servicing officers furnished to the Trustee by the Servicer on or prior to the Closing Date, and signed on behalf of the Servicer or any Subservicer by its President, any Vice President or its Treasurer, as such certificate may from time to time be amended.

         SIMILAR LAW: The meaning specified in Section 4.02(d).

         SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible original denomination for such Class of Certificates as specified in Section 4.01(d).

         SPECIAL HAZARD AMOUNT: Initially, $2,500,411.32. As of the first anniversary of the Cut-off Date, the Special Hazard Amount shall be reduced, but not increased, to the lesser of (i) the initial Special Hazard Amount less the sum of all amounts allocated to the Subordinated Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year or (ii) the Adjustment Amount for such anniversary. As of each subsequent anniversary of the Cut-off Date, the Special Hazard Amount shall be reduced, but not increased, to the lesser of (i) the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the Subordinated Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year and (ii) the Adjustment Amount for such anniversary. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal the greatest of (i) 1.00% multiplied by the aggregate outstanding Principal Balance of the Mortgage Loans, (ii) the aggregate outstanding Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of Mortgage Loans by Principal Balance are located and (iii) twice the outstanding Principal Balance of the Mortgage Loan having the largest outstanding Principal Balance.

         SPECIAL HAZARD LOSS: With respect to any Mortgage Loan, any Realized Loss or portion thereof resulting from direct physical loss or damage to the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), which is not insured against under the Standard Hazard Policy required to be maintained hereunder.

         STANDARD HAZARD POLICY: Each standard hazard insurance policy or replacement therefor referred to in Section 5.16.

         STARTUP DAY: The meaning specified in Section 2.04(a).

         STEP DOWN PERCENTAGE: With respect to any Distribution Date, the percentage indicated below:

       Distribution Date Occurring in                 Step Down Percentage
       ------------------------------                 --------------------
    December 2001 through November 2006                        0%
    December 2006 through November 2007                       30%
    December 2007 through November 2008                       40%
    December 2008 through November 2009                       60%
    December 2009 through November 2010                       80%
    December 2010 and thereafter                             100%

         STRIPPED INTEREST RATE: For each Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over the Remittance Rate.

         SUBORDINATED CERTIFICATES: The Class M and Class B Certificates, referred to collectively.

         SUBORDINATED OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates (before giving effect to any distributions of principal on such Distribution Date) and (b)(1) the sum of: (i) the Subordinated Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Loans which were outstanding during such Due Period; (ii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Mortgage Loan during the related Principal Prepayment Period; (iii) with respect to each Mortgage Loan not described in
(iv) below, the Subordinated Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date; (iv) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class A-P Amount or, the Non-PO Class A Optimal Principal Amount with respect to such Distribution Date; and (v) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Section 2.02, 3.01, 5.01,
5.21 or 11.01, an amount equal to the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Subordinated Certificateholders) minus (2) the Class A-P Shortfall Amount with respect to such Distribution Date.

         SUBORDINATED PERCENTAGE: As of any Distribution Date, the difference between 100% and the Non-PO Class A Percentage.

         SUBORDINATED PREPAYMENT PERCENTAGE: As of any Distribution Date, the difference between 100% and the Non-PO Class A Prepayment Percentage.

         SUBSERVICER: Any Person with whom the Servicer enters into a Subservicing Agreement.

         SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer, relating to servicing or administration of certain Mortgage Loans as provided in Section 5.02, in such form as has been approved by the Servicer.

         SUBSIDIARY REGULAR INTERESTS: Each of the S1 Interest, S2 Interest, S3 Interest, S4 Interest, S5 Interest, SP Interest and SX Interest.

         SUBSIDIARY REMIC: The pool of assets consisting of the Trust Fund (other than the Subsidiary Regular Interests).

         SUBSIDIARY RESIDUAL INTEREST: The interest in the Subsidiary REMIC consisting of Excess Proceeds and Substitute Excess Interest, and with respect to each Mortgage Loan, any amounts payable or received with respect to such Mortgage Loan after payment in full of the Subsidiary Regular Interests.

         SUBSTITUTE EXCESS INTEREST: As defined in Section 3.04.

         TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Dow Jones Telerate Service or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.

         TRUST: The Trust created pursuant to this Agreement.

         TRUST FUND: The corpus of the Trust consisting of (i) the Mortgage Loans, (ii) such assets as shall from time to time be identified as deposited in the Collection Account and the Certificate Account, (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, (iv) Standard Hazard Policies and any other insurance policies, and the proceeds thereof and (v) any proceeds of any of the foregoing.

         TRUSTEE: Citibank, N.A., a national banking association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor trustee at the time serving as successor trustee hereunder, appointed as herein provided.

         UNDERLYING MORTGAGED PROPERTY: With respect to each Co-op Loan, the underlying real property owned by the related residential cooperative housing corporation.

         U.S. PERSON: A "United States Person" as defined in Section 7701(a)(30) of the Code.

         WMMSC: Washington Mutual Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

                               [END OF ARTICLE I]

                                   ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS; TRUST FUND

         Section 2.01. Conveyance of Mortgage Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Monthly Payments due on the Mortgage Loans on or before the Cut-off Date).

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

         (i)  With respect to each Mortgage Loan which is not a Co-op Loan:

              (A) (I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse."

              (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

              (C) With respect to each Non-MERS Mortgage Loan which is not a Co-op Loan, the original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment of Mortgage which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

              (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

              (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

              (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

              (G) If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         (ii) With respect to each Co-op Loan:

              (A) (I) The original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement)), in either case endorsed "Pay to the order of Citibank, N.A., as trustee, without recourse."

              (B) The original Mortgage entered into by the Mortgagor with respect to such Co-op Loan.

              (C) The original Assignment of Mortgage to "Citibank, N.A. as trustee".

              (D) Original assignments of Mortgage showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller.

              (E) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-op Loan.

              (F) Form UCC-3 (or copy thereof) by the applicable Mortgage Loan Seller or its agent assigning the security interest covered by such Form UCC-1 to "Citibank, N.A. as trustee", together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller, with evidence of recording thereon.

              (G) Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached.

              (H) Original proprietary lease.

              (I) Original assignment of proprietary lease, to the Trustee, and all intervening assignments thereof.

              (J) Original recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan.

              (K) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.

         If in connection with any Mortgage Loan which is not a Co-op Loan the Depositor cannot deliver the Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.

         With respect to any Non-MERS Mortgage Loans which are not Co-op Loans, and as to which the related Mortgaged Property is located in Florida, the Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this
Section 2.01 as soon as practicable. With respect to any Non-MERS Mortgage Loans which are not Co-op Loans as to which the related Mortgaged Property is located outside of Florida, the Servicer shall not be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. With respect to Co-op Loans as to which the related dwelling unit is located in Florida, the Servicer shall cause to be filed in the appropriate filing office the Form UCC-3 referred to in this Section 2.01 as soon as practicable. With respect to any Co-op Loans as to which the related dwelling unit is located outside Florida, the Servicer shall not be obligated to cause to be filed the Form UCC-3 referred to in this Section 2.01. While each such Assignment of Mortgage or Form UCC-3 is being recorded or filed, as applicable, the Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage or Form UCC-3 is returned unrecorded or unfiled to the Servicer because of any defect therein, the Servicer shall cause such defect to be cured and such document to be recorded or filed in accordance with this paragraph. The Depositor shall deliver or cause to be delivered each such original recorded or filed Assignment of Mortgage and intermediate assignment or Form UCC-3 to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording or filing office for recording or filing, but has not been returned solely because of a delay caused by such recording or filing office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording or filing thereon to be delivered to the Trustee within 300 days of the Closing Date.

         With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer or any Subservicer, for the benefit of the Trustee as the owner thereof, and the Servicer's or such Subservicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer or such Subservicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans. Each Mortgage File and the mortgage documents relating to the Mortgage Loans contain proprietary business information of the Servicer and its customers. The Trustee, the Master Servicer and the Depositor agree that they will not use such information for business purposes without the express written consent of the Servicer and that all such information shall be kept strictly confidential.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee all of its right, title and interest in that portion of the Trust Fund described in items (ii), (iii), (iv) and (v) of the definition thereof and further assigns to the Trustee for the benefit of the Certificateholders those representations and warranties of the Seller contained in the Sale Agreement and described in Section 3.01 hereof and the benefit of the repurchase obligations of the Seller described in Sections 2.02 and 3.01 hereof and the obligations of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

Section 2.02. Acceptance by Trustee. Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loans to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

         The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit A that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Servicer, the Seller and the Depositor. In addition, the Trustee shall also notify the Servicer, the Seller and the Depositor, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored, (iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date; provided, however, that if the Depositor cannot deliver the original Mortgage with evidence of recording thereon because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording officer for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 3.03, within 60 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan.

         Within 280 days of the Closing Date, the Trustee shall deliver to the Depositor and the Servicer the Trustee's Certification, substantially in the form of Exhibit G attached hereto, setting forth the status of the Mortgage Files as of such date.

         Section 2.03. Trust Fund; Authentication of Certificates. The Trustee acknowledges and accepts the assignment to it of the Trust Fund created pursuant to this Agreement in trust for the use and benefit of all present and future Certificateholders. The Trustee acknowledges the assignment to it for the benefit of the Trust Fund of the Mortgage Loans and has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund.

         Section 2.04. REMIC Elections.

         (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Subsidiary REMIC and the Master REMIC as a REMIC. This Agreement shall be construed so as to carry out the intention of the parties that each REMIC Pool be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of
Section 860G(a)(9) of the Code. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Master REMIC shall consist of the Class A Certificates (other than the Class A-R Certificate), the Class M Certificates and the Class B Certificates, and the "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Master REMIC shall consist of the Master Residual Interest, and all such interests shall be designated as such on the Startup Day. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Subsidiary REMIC shall consist of the Subsidiary Regular Interests, and the "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Subsidiary REMIC shall consist of the Subsidiary Residual Interest, and all such interests shall be designated as such on the Startup Day. The Subsidiary Regular Interests shall be held by the Master REMIC at all times and shall not be transferable under any circumstances. Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Outstanding Certificate Principal Balance of each Class of Certificates representing a regular interest in the Master REMIC and each Subsidiary Regular Interest would be reduced to zero is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

         (b) The assets of the Subsidiary REMIC shall consist of the pool of assets consisting of the Trust Fund.

         (c) The Subsidiary Regular Interests shall have the following characteristics:

             (i)   The S1 Interest shall:

                   (A) have the same characteristics as the Class A-1
             Certificates and Class A-9 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes;

                   (B) have an original principal balance equal to the Original
             Certificate Balance of the Class A-1 Certificates and

                   (C) bear interest at a rate of 8.50%.

             (ii)  The S2 Interest shall:

                   (A) have the same characteristics as the Class A-2
             Certificates, Class A-3 Certificates, Class A-7 Certificates, Class A-8 Certificates and Subordinated Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes;

                   (B) have an original principal balance equal to the aggregate of the Original Certificate Balance of each of the Class A-2 Certificates, Class A-3 Certificates, Class A-7 Certificates, Class A-8 Certificates and Subordinated Certificates and

                   (C) bear interest at a rate of 6.50%.

             (iii) The S3 Interest shall:

                   (A) have the same characteristics as the Class A-4
             Certificates and Class A-6 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes;

                   (B) have an original principal balance equal to the Original
             Certificate Balance of the Class A-4 Certificates and

                   (C) bear interest at a rate of 6.50%.

             (iv)  The S4 Interest shall:

                   (A) have the same characteristics as the Class A-5
             Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class;

                   (B) have an original principal balance equal to the Original
             Certificate Balance of the Class A-5 Certificates and

                   (C) bear interest at a rate of 6.00%.

             (v)   The S5 Interest shall:

                   (A) have an original principal balance equal to the Original
             Certificate Balance of the Class A-R Certificate and bear interest at a rate of 6.50%.

             (vi)  The SP Interest shall:

                   (A) have the same characteristics as the Class A-P
             Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class;

                   (B) have an original principal balance equal to the Original
             Certificate Balance of the Class A-P Certificates and

                   (C) bear interest at a rate of 0.00%.

             (vii) The SX Interest shall:

                   (A) have the same characteristics as the Class A-X
             Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class;

                   (B) have an original principal balance equal to zero and

                   (C) be entitled to an amount of interest equal to the Class
             A-X Interest Accrual Amount.

         (d) The assets of the Master REMIC shall consist of the pool of assets consisting of the Subsidiary Regular Interests and all payments of principal or interest on or with respect to the Subsidiary Regular Interests after the Cut-off Date.

         (e) All payments with respect to the Class A-1 Certificates and Class A-9 Certificates shall be considered to have been made solely from the S1 Interest. All payments with respect to the Class A-2 Certificates, Class A-3 Certificates, Class A-7 Certificates, Class A-8 Certificates and Subordinated Certificates shall be considered to have been made solely from the S2 Interest. All payments with respect to the Class A-4 Certificates and Class A-6 Certificates shall be considered to have been made solely from the S3 Interest. All payments with respect to the Class A-5 Certificates shall be considered to have been made solely from the S4 Interest. All payments of principal and accrued interest with respect to the Class A-R Certificates shall be considered to have been made solely from the S5 Interest. All payments with respect to the Class A-P Certificates shall be considered to have been made solely from the SP Interest. All payments with respect to the Class A-X Certificates shall be considered to have been made solely from the SX Interest.

         (f) All Realized Losses and recoveries thereof allocated pursuant to
Section 6.04 to the Class A-1 Certificates and Class A-9 Certificates shall be considered to have been allocated to the S1 Interest. All Realized Losses and recoveries thereof allocated pursuant to Section 6.04 to the Class A-2 Certificates, Class A-3 Certificates, Class A-7 Certificates, Class A-8 Certificates and Subordinated Certificates shall be considered to have been allocated to the S2 Interest. All Realized Losses and recoveries thereof allocated pursuant to Section 6.04 to the Class A-4 Certificates shall be considered to have been allocated to the S3 Interest. All Realized Losses and recoveries thereof allocated pursuant to Section 6.04 to the Class A-5 Certificates shall be considered to have been allocated to the S4 Interest. All Realized Losses and recoveries thereof allocated pursuant to Section 6.04 to the Class A-R Certificates shall be considered to have been allocated to the S5 Interest. All Realized Losses and recoveries thereof allocated pursuant to
Section 6.04 to the Class A-P Certificates shall be considered to have been allocated to the SP Interest. All Realized Losses and recoveries thereof allocated pursuant to Section 6.04 to the Class A-X Certificates shall be considered to have been allocated to the SX Interest.

         (g) On each Distribution Date, an amount equal to the Available Distribution Amount shall be treated for federal income tax purposes as applied to distributions on the interests in the Subsidiary REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 6.01.

         (h) The "tax matters person" with respect to each REMIC Pool for purposes of the REMIC provisions shall be the beneficial owner of the Class A-R Certificate; provided, however, that such beneficial owner of a Class A-R Certificate, by its acceptance thereof, irrevocably appoints the Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC Pool for purposes of the REMIC provisions.

         (i) It is intended that each REMIC Pool shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify each REMIC Pool as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust Fund and the Holder of the Class A-R Certificate and that in such capacity it shall:

             (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC Pool using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

             (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Servicer shall act as the representative of each REMIC Pool for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times in the manner required by the Code;

             (iii) make or cause to be made elections, on behalf of each REMIC Pool, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with this Section 2.04 on the federal tax return of each REMIC Pool for its first taxable year (and, if necessary, under applicable state law);

             (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount;

             (v) provide information necessary for the computation of tax imposed on the transfer of the Class A-R Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

             (vi) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

             (vii) maintain such records relating to each REMIC Pool, as may be required by the Code and, as may be necessary to prepare the foregoing returns, schedules, statements or information.

         Section 2.05. Permitted Activities of Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities.

         Section 2.06. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.05 of this Agreement shall be limited in accordance with paragraph 35 thereof.

                               [END OF ARTICLE II]


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND
                   THE SERVICER; REPURCHASE OF MORTGAGE LOANS

         Section 3.01. Representations and Warranties of the Depositor with respect to the Mortgage Loans.

         The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that on the Closing Date it has entered into the Sale Agreement with CMMC as Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in such Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Certificateholders, and as to which the Depositor has assigned to the Trustee for the benefit of the Certificateholders, pursuant to Section 2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.

         (a) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

         (b) With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related security agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Trustee's security interest in such cooperative shares;

         (c) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; to the best of the Seller's knowledge, there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage (or, with respect to a Co-op Loan, the related Mortgagor), directly or indirectly, for the payment of any amount required by the Mortgage Loan; there has been no more than one delinquency in excess of 30 days during the preceding twelve-month period;

         (d) To the best of the Seller's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments. No Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

         (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

         (g) With respect to a Mortgage Loan which is not a Co-op Loan, all buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgaged Property is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

         (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

         (j) With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to
(1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the Appraised Value of the Mortgaged Property as set forth in such appraisal, and
(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Depositor has the full right to sell and assign the same to the Trustee for the benefit of the Certificateholders;

         (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and the Depositor has taken all action necessary to transfer such rights of enforceability to the Trustee for the benefit of the Certificateholders. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and property executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

         (l) The Depositor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Depositor will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Trust for the benefit of the Certificateholders, the Depositor will retain the Mortgage File or any part thereof with respect thereto not delivered to the Trust for the benefit of the Certificateholders or its designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Trust for the benefit of the Certificateholders, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Trustee for the benefit of the Certificateholders free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Trustee for the benefit of the Certificateholders will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

         (m) With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j) (1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such lender's title insurance policy insures ingress and egress by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Trustee for the benefit of the Certificateholders or the assignment to the Trustee for the benefit of the Certificateholders of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) There is no default, breach, violation or event of acceleration existent, under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (o) There are no mechanics', or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         (p) With respect to a Mortgage Loan which is not a Co-op Loan, all improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances; the Mortgaged Property is lawfully occupied under applicable law;

         (q) The Mortgage Loan complies in all material respects with all the terms, conditions and requirements of the Seller's underwriting standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to FNMA or FHLMC. Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

         (r) To the best of the Seller's knowledge, the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. To the best of the Seller's knowledge, at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan);

         (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (l) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File contains an appraisal of the related Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan), signed prior to the final approval of the mortgage loan application by an appraiser approved by the Seller who had no interest, direct or indirect, in the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal is in a form acceptable to FNMA or FHLMC;

         (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

         (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security interest of any applicable agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage Loan does not contain "graduated payment" features;

         (z) The Mortgagor is not in bankruptcy and, to the best of the Seller's knowledge, the Mortgagor is not insolvent;

         (aa) The Mortgage Loans are fixed rate mortgage loans. Each Mortgage Loan has an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. Each Mortgage Note is payable in equal monthly installments of principal and interest which are sufficient to amortize the Mortgage Loan fully by the stated maturity date. No Mortgage Loan contains terms or provisions which would result in negative amortization;

         (bb) Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered to the Trustee on behalf of the Certificateholders or its designee, or its assignee for each Mortgage Loan, have been, on or before the Closing Date, delivered to the Trustee on behalf of the Certificateholders or its designee, or its assignee;

         (cc) All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

         (dd) [Reserved];

         (ee) In the event the Mortgage Loan has a Loan-to-Value Ratio greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

         (ff) The Assignment of Mortgage is in recordable form and is acceptable for recording (or, in the case of a Co-op Loan, is in a form acceptable for filing) under the laws of the jurisdiction in which the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is located;

         (gg) As to Mortgage Loans that are not secured by an interest in a leasehold estate, the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or a dwelling unit in a residential cooperative housing corporation or an individual unit in an attached planned unit development or a detached planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a mobile home thereon. As of the date of origination, no portion of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan), was used for commercial purposes, and since the date of origination, to the best of the Seller's knowledge, no portion of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), is used for commercial purposes;

         (hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), as of the date of origination of the related Mortgage Loan, such condominium or planned unit development project met the Seller's eligibility requirements, as set forth in the Seller's underwriting guidelines as of such date; in the case of each Co-op Loan, the related residential cooperative housing corporation complied in all material respects with the Seller's requirements as set forth in the Seller's underwriting guidelines as of such date;

         (ii) To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), in which compliance with any environmental law, rule or regulation is an issue;

         (jj) As of the Cut-off Date, the Seller has not granted any interest rate relief to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

         (kk) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), or facilitating the trade-in or exchange of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan);

         (ll) No action has been taken or failed to be taken by Depositor, on or prior to the Closing Date, which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Depositor, or for any other reason under such coverage;

         (mm) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

         (nn) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

         (oo) The Mortgage Loan is a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code (without regard to Treas. Reg. ss.1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period); and

         (pp) With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a Person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

         Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of a Mortgage Loan or the interest of the Certificateholders (or which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other parties and to the Seller, which notice shall specify the date of discovery. Pursuant to the Sale Agreement, the Seller shall within 90 days from the earlier of (i) the date specified in the notice as the date of discovery of such breach or (ii) the date the Seller otherwise discovers such breach, cure such breach, substitute a Mortgage Loan pursuant to the provisions of Section 3.03 or, if the breach relates to a particular Mortgage Loan, purchase such Mortgage Loan from the Trustee at the Purchase Price. The Purchase Price for the purchased Mortgage Loan shall be paid to the Servicer and shall be deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File, and the Trustee shall execute and deliver such instruments of transfer or assignment as may be provided to it by the Servicer, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholder.

         Section 3.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to, and covenants with, the Trustee for the benefit of the Certificateholders that as of the Closing Date:

         (a) The Servicer is a corporation duly chartered and validly existing in good standing under the laws of the state of its incorporation, and the Servicer is duly qualified or registered as a foreign corporation in good standing in such jurisdiction in which the ownership or lease or its properties or the conduct of its business requires such qualification;

         (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

         (c) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Master Servicer, and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect its performance hereunder; and

         (e) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement. It is understood and agreed that the representations and warranties set forth in this
Section 3.02 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has been terminated.

         Section 3.03. Option to Substitute. If the Seller is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 3.01, the Seller may, at its option, within two years from the Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan shall (a) have a Principal Balance at the time of substitution not in excess of the Principal Balance of the removed Mortgage Loan (the amount of any difference, plus one month's interest thereon at the Mortgage Rate borne by the removed Mortgage Loan, being paid by the Seller and deemed to be a Principal Prepayment to be deposited by the Servicer in the Collection Account), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the removed Mortgage Loan (provided, however, that if the Mortgage Rate on the substitute Mortgage Loan exceeds the Mortgage Rate on the removed Mortgage Loan, the amount of that excess interest (the "Substitute Excess Interest") shall be payable to the Residual Interest), (c) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (d) be, in the reasonable determination of the Servicer, of the same type, quality and character (including location of the Mortgaged Property or Underlying Mortgaged Property, in the case of a Co-op Loan) as the removed Mortgage Loan as if the breach had not occurred, (e) have a Loan-to-Value Ratio at origination no greater than that of the removed Mortgage Loan and (f) be, in the reasonable determination of the Seller, in material compliance with the representations and warranties contained in the Sale Agreement and described in Section 3.01, as of the date of substitution.

         The Seller shall amend the Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor and shall send a copy of such amended Mortgage Loan Schedule to the Trustee. The Sale Agreement provides that upon such amendment the Seller shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 3.01 as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 3.01. Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 3.03 (other than the two-year period specified in the first sentence of this Section), such time shall be measured from the date of the applicable substitution. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund, and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller, and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Trust Fund.

                              [END OF ARTICLE III]


                                   ARTICLE IV

                                THE CERTIFICATES
                                ----------------

         Section 4.01. The Certificates.

         (a) The Class A, Class M and Class B Certificates shall be substantially in the forms thereof included within Exhibits C, D, E and F and shall, on original issue, be executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent) upon receipt by the Trustee of the documents specified in Section 2.01, delivered to or upon the order of the Depositor.

         (b) The Depository, the Depositor, the Paying Agent and the Trustee have entered into a Depository Agreement dated as of November 28, 2001 (the "Depository Agreement"). Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred as provided in Section 4.02 except to a successor to the Depository; (ii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository, Depository Participants and Indirect Participants as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of such Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to Indirect Participants and persons shown on the books of such Indirect Participants as direct or indirect Certificate Owners. The Depository Agreement provides that the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (c) If (i)(A) the Depository advises the Depositor, the Paying Agent or the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee, the Paying Agent or the Depositor are unable after exercise of their reasonable best efforts to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the Book-Entry Certificates by the Depository for registration and receipt by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of an adequate supply of certificates from the Depositor, the Trustee or if the Paying Agent is appointed under Section 4.05, the Paying Agent shall issue the Definitive Certificates based on information received from the Depository. Neither the Depositor, the Master Servicer, the Servicer, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (d) The Certificates (other than the Class A-R Certificate)shall be issuable in the minimum original dollar denominations (and integral multiples of $1.00 in excess of such amount) and aggregate original dollar denominations per Class (or, in the case of the Class A-6, Class A-9 or Class A-X Certificates, in the minimum denominations based on the Class A-6 Notional Amount, Class A-9 Notional Amount or Class A-X Notional Amount, respectively) as set forth in the following table (except that one Certificate of each Class may be issued in a different denomination). A single Class A-R Certificate will be issued in definitive form in a $100 denomination.

                                                       Aggregate Original Certificate
                                 Minimum                  Principal Balance of all
                                 Original                   Certificates of the                  CUSIP
Class                          Denomination                   Indicated Class                    Number
----------------------        --------------           ------------------------------         -----------
Class A-1.............        $    25,000.00            $        25,000,000.00                16162T E3 6
Class A-2.............        $     1,000.00            $        29,600,000.00                16162T E4 4
Class A-3.............        $     1,000.00            $         7,400,000.00                16162T E5 1
Class A-4.............        $    25,000.00            $        24,125,563.00                16162T E6 9
Class A-5.............        $    25,000.00            $       100,000,000.00                16162T E7 7
Class A-6.............        $    25,000.00                             (1)                  16162T E8 5
Class A-7.............        $    25,000.00            $        54,300,000.00                16162T E9 3
Class A-8.............        $     1,000.00            $           827,000.00                16162T F2 7
Class A-9.............        $    25,000.00                             (1)                  16162T F3 5
Class A-X.............        $    25,000.00                             (1)                  16162T F6 8
Class A-P(2) .........        $    25,000.00            $           162,050.00                16162T F4 3
Class A-R(3)..........        $       100.00            $               100.00                16162T F5 0
Class M...............        $    25,000.00            $         3,000,493.00                16162T F7 6
Class B-1.............        $    25,000.00            $         2,500,411.00                16162T F8 4
Class B-2.............        $    25,000.00            $         1,250,205.00                16162T F9 2
Class B-3.............        $    25,000.00            $           625,102.00                16162T G2 6
Class B-4.............        $    25,000.00            $           625,102.00                16162T G3 4
Class B-5.............        $    25,000.00            $           625,106.13                16162T G4 2

---------------
(1) The Class A-6, Class A-9 and Class A-X Certificates are interest-only certificates, have no principal balance and will bear interest on their respective notional amounts (initially approximately $927,906.00, $25,000,000.00 and $839,948.00, respectively).
(2)  The Class A-P Certificates are entitled to payments of principal only.
(3) The Class A-R Certificate represents the Master Residual Interest and the Subsidiary Residual Interest.

         The Certificates shall be signed by manual or facsimile signature on behalf of the Depositor by an officer of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were at the time of signature officers of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be an officer prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual authentication by an officer of the Trustee (or if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 4.02. Registration of Transfer and Exchange of Certificates.

         (a) The Trustee or, if a Paying Agent has been appointed hereunder pursuant to Section 4.05, the Paying Agent, shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or if a Paying Agent has been appointed hereunder pursuant to Section 4.05, the Paying Agent maintained for such purpose, the Depositor shall execute and the Trustee or if an Authenticating Agent is appointed under Section 4.06, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication by the Authenticating Agent.

         (c) No transfer of a Class B-3, Class B-4 or Class B-5 Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act of 1933, as amended. If such a transfer is to be made in reliance upon an exemption from said Act, (i) the Depositor may require (except with respect to the initial transfer of a Class B-3, Class B-4 or Class B-5 Certificate from Credit Suisse First Boston Corporation and except if the transferee executes a certificate substantially in the form of Exhibit H hereto) a written opinion of independent counsel acceptable to and in form and substance satisfactory to the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Servicer, and (ii) the Depositor shall require the transferee to execute a certification substantially in the form of Exhibit H or Exhibit I.

         (d) No transfer of an ERISA Restricted Certificate or the Class A-R Certificate shall be made to any employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law ("Similar Law"), or a Person acting on behalf of such plan, except pursuant to Clause (i)(B) or Clause (ii) below or using the assets of such plan. No transfer of an ERISA Restricted Certificate or the Class A-R Certificate shall be made unless the Depositor shall have received either
(i) a representation letter, substantially in the form of Exhibit M, from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Depositor, to the effect that (A) such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or Similar Law, or a Person acting on behalf of any such plan or using the assets of such plan, or alternatively, (B) in the case of an ERISA Restricted Certificate only, such transferee is an insurance company and the source of funds for the purchase of such Certificate is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the acquisition and holding of such Certificate is exempt under PTCE 95-60, which representation letter shall not be an expense of the Master Servicer, Trustee, the Depositor or the Servicer, or (ii) in the case of an ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or
Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments) or a trustee of any such plan or any other Person who is using the assets of any such plan to effect such acquisition, an Opinion of Counsel or such other representation as required by and satisfactory to the Depositor to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" pursuant to the Department of Labor Plan Asset Regulations set forth in 29 C.F.R. ss.2510.3-101 and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which opinion of counsel or other representation shall not be an expense of the Master Servicer, Trustee, the Depositor or the Servicer.

         (e) At the option of a Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of authorized denominations of a like Class, upon surrender of the Certificate to be exchanged at any office or agency of the Trustee, or if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver, the Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Authenticating Agent duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to the Holder for any transfer or exchange of a Certificate, but the Master Servicer may require payment by the Certificateholders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of such Certificate.

         (g) All Certificates surrendered for transfer or exchange shall be destroyed by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, in accordance with the Trustee's or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent's, standard procedures.

         (h) [Reserved].

         (i) A Disqualified Organization is prohibited from acquiring beneficial ownership of a Class A-R Certificate. Notwithstanding anything to the contrary contained herein, (i) unless and until the Servicer shall have received an Opinion of Counsel, satisfactory to it in form and substance, to the effect that the absence of the conditions contained in this Section 4.02(i) would not result in the imposition of federal tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC, no transfer, sale or other disposition of the Class A-R Certificate (including for purposes of this section any beneficial interest therein) may be made without the express written consent of the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, which consent is to be granted by the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee only upon compliance with the requirements of this Section and (ii) no transfer, sale or other disposition of the Class A-R Certificate (or any beneficial interest therein) may be made to a Person who is not a U.S. Person unless such Person furnishes the transferor and the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, with a duly completed and effective Form W-8ECI (or any successor thereto) or an Opinion of Counsel to the effect that the transfer will not be disregarded for federal income tax purposes. As a condition to granting its consent to a transfer of a Class A-R Certificate, the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall require the proposed transferee of such Certificate (including, in the case of the initial issuance of the Class A-R Certificate, the initial Holder thereof) to execute a letter and affidavit substantially in the form attached hereto as Exhibit K. In the absence of a contrary instruction from the transferor of such Certificate, declaration (11) in such affidavit may be left blank. If the transferor requests by written notice to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, prior to the date of the proposed transfer that one of the two other forms of declaration (11) of such affidavit be used, then the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, shall require that such form of declaration (11) be included in such affidavit.

         As a condition to the granting of the consent referred to in this
Section 4.02(i), prior to the transfer, sale, pledge, hypothecation or other disposition of the Class A-R Certificate or any interest therein, the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall require that (1) the proposed transferee deliver to the Trustee its taxpayer identification number and state, under penalties of perjury that such number is the social security or employer identification number, as the case may be, of the transferee or provide an affidavit under penalties of perjury stating that as of the date of such transfer such transferee is not and has no intention of becoming a Disqualified Organization; (2) the proposed transferee deliver to the Trustee an affidavit stating (i) that such transferee is not acquiring such Class A-R Certificate as an agent, broker, nominee, or middleman for a Disqualified Organization, (ii) if the Class A-R Certificate is a "non-economic residual interest" within the meaning of Treas. Reg. ss.1.860E-1(c)(2), (X) that no purpose of the acquisition of the Class A-R Certificate is to avoid or impede the assessment or collection of tax, (Y) that such transferee has historically paid its debts as they came due and will continue to pay its debts as they come due, and (Z) that such transferee represents that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest, and (iii) unless the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee consents to the transfer of the Class A-R Certificate to a Person who is not a U.S. Person and who has furnished either a duly completed and effective Form W-8ECI (or any successor thereto) or an Opinion of Counsel to the effect that the transfer will not be disregarded for federal income tax purposes, that it is a U.S. Person; (3) if so requested by the transferor in written notice provided to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, prior to the date of the proposed transfer, the proposed transferee deliver to the Trustee an affidavit that includes a declaration made in the form of declaration (11) in the affidavit set forth in Exhibit K requested by the transferor; and (4) the transferor deliver to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee a written certification that as of the date of such transfer it has no knowledge and no reason to know that the affirmations described in clauses (1), (2) and
(3) were false. The Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall not grant the consent referred to in this Section 4.02(i) if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any purported transfer, sale or other disposition of the Class A-R Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Class A-R Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class A-R Certificate. If any purported transfer shall be in violation of the provisions of this Section 4.02(i) then the prior holder of the Class A-R Certificate shall, upon discovery that the transfer of such Class A-R Certificate was not in fact permitted by this Section 4.02(i), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer of such Class A-R Certificate. The Trustee and the Servicer shall be under no liability to any Person for any registration or transfer of a Class A-R Certificate that is not permitted by this Section 4.02(i) or for making payments due on such Class A-R Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the transfer was not registered under the written certification of the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee as described in this Section 4.02(i). The prior Holder shall be entitled to recover from any purported Holder of a Class A-R Certificate that was in fact not a permitted purported transferee under this
Section 4.02(i) at the time it became a purported Holder all payments made to such purported Holder on such Class A-R Certificate; provided that the Servicer shall not be responsible for such recovery. Each Class A-R Certificateholder, by the acceptance of the Class A-R Certificate, shall be deemed for all purposes to have consented to the provisions of this Section 4.02(i) and to any amendment to this Agreement deemed necessary by counsel of the Trustee or the Servicer to ensure that the Class A-R Certificate is not transferred to a Disqualified Organization and that any transfer of such Class A-R Certificate will not cause the imposition of a tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC. The restrictions on transfer of the Class A-R Certificate will cease to apply and be void upon receipt by the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee of an Opinion of Counsel to the effect that such restrictions on transfer are no longer necessary to avoid the risk of material federal taxation to either REMIC Pool or prevent either REMIC Pool from qualifying as a REMIC.

         (j) The Master Servicer shall make available upon written request to each Holder and each proposed transferee of a Class B-3, Class B-4 or Class B-5 Certificate such information as may be required to permit the proposed transfer to be effected pursuant to Rule 144A under the Securities Act of 1933.

         Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, or the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, that such Certificate has been acquired by a bona fide purchaser, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Class. Upon the issuance of any new Certificate under this Section, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, may require of the Certificateholder the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate of any Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time, and such mutilated, destroyed, lost or stolen Certificate shall be of no force or effect under this Agreement, to the extent permitted by law.

         Section 4.04. Persons Deemed Owners. Prior to due presentation of a Certificate of any Class for registration of transfer, the Depositor, the Master Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered on the Record Date as the owner of such Certificate and the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled on the relevant date as the Holder of such Certificate and the Percentage Interest represented by such Certificate for the purpose of receiving remittances pursuant to Section 6.01 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Paying Agent nor the Trustee shall be affected by notice to the contrary.

         Section 4.05. Appointment of Paying Agent and Certificate Registrar; Certificate Account. The Trustee may appoint a Paying Agent and a Certificate Registrar hereunder, but such Paying Agent and Certificate Registrar shall not be Depositor, the Seller, or an Affiliate of the Depositor or the Seller unless such Paying Agent or such Certificate Registrar is the Corporate Trust Department of Chase. In the event of any such appointment, on the Servicer Remittance Date, the Servicer shall deposit or cause to be deposited with the Paying Agent from funds on deposit in the Collection Account a sum up to the Available Distribution Amount, such sum to be held in trust for the benefit of Certificateholders in a segregated account (the "Certificate Account") which shall be an Eligible Account in the name of "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, Chase Mortgage Finance Corporation, Series 2001-S7 - Certificate Account". The Master Servicer shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Trustee designates the Corporate Trust Department of Chase as the initial Paying Agent and the initial Certificate Registrar. Only the Trustee may remove the Paying Agent and the Certificate Registrar, and may do so at will.

         If, on any Distribution Date, the Paying Agent fails to distribute to Certificateholders the amounts then on deposit in the Certificate Account for the purposes specified herein, the Trustee shall be obligated promptly upon its knowledge thereof to distribute such amounts to Certificateholders in the manner and in such amounts based upon information provided by the Servicer; provided that in no event shall the Trustee be obligated for purposes of this paragraph to distribute to Certificateholders any amounts other than those on deposit in the Certificate Account or expend any funds not reimbursable pursuant to Section
10.05 hereof, except as otherwise provided herein. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be liable to the Servicer and the Certificateholders only for its negligence in connection with the withdrawal of funds from the Certificate Account by the Trustee and the distribution of such funds by the Trustee to Certificateholders pursuant to this paragraph.

         The Master Servicer shall cause each Paying Agent other than the Trustee to execute and deliver to the Master Servicer and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

         Section 1.06. Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints Chase as the initial Authenticating Agent.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 4.06, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 4.06. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Depositor, the Servicer or the Trust Fund.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                 ----------------------------------------------

         Section 5.01. Servicer to Service Mortgage Loans. The Servicer shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 5.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration, all in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer shall, pursuant to a power of attorney granted hereby by the Trustee for such purposes, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, however, that subject to the provisions of this paragraph, the Servicer may allow a modification with respect to the Mortgage Loan if the Servicer would take such action in the ordinary course of its business if it were the owner of the Mortgage Loan. The Servicer may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate of newly-originated mortgage loans having similar terms, (ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loans) plus the aggregate adjusted bases of any assets that are not qualified mortgages or permitted investments under Section 860G(a) of the Code that are assets of the Trust Fund established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the Trust Fund (including such Modified Mortgage Loans) on such day, and (iii) the Servicer purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Servicer. To confirm such transfer and assignment, the Servicer, as the servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Servicer in its individual capacity. The Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Collection Account pursuant to Section 5.08. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Servicer any Modified Mortgage Loan previously transferred and assigned pursuant thereto.

         The Servicer shall furnish to the Trustee for execution and redelivery to the Servicer or, at the request of the Servicer, a Subservicer, such documents necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the Trustee shall not be responsible for the Servicer's application thereof. The Servicer agrees to remain eligible as either a FNMA or FHLMC seller/servicer, or both, for so long as it is the Servicer.

         All Servicing Advances made by the Servicer in effecting the timely payment of taxes, insurance and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such Servicing Advances shall be recoverable by the Servicer to the extent permitted by Sections 5.09 and 5.23.

         Section 5.02. Subservicing Agreements Between Servicer and Subservicers; Enforcement of Subservicer's Obligations

         (a) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of all or part of the Mortgage Loans. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Subservicer have agreed. The Servicer hereby agrees to notify the Trustee in writing promptly upon the appointment of any Subservicer, except, Washington Mutual Bank, FA, which may be appointed as Subservicer by the Servicer at any time without notice to the Trustee. For purposes of this Agreement, the receipt by a Subservicer of any amount with respect to a Mortgage Loan (other than amounts representing servicing compensation or reimbursement for an advance) shall be treated as the receipt by the Servicer of such amount. Any Subservicer shall deposit all such funds in an Eligible Account.

         (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer appointed by it under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements as appropriate, and the pursuit of other remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         Section 5.03. Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement.

         Section 5.04. Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 5.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders. Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Master Servicer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer.

         Section 5.06. Termination of Subservicing Agreement. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), the Servicer shall thereupon terminate each Subservicing Agreement that may have been entered into, and the Trustee, its designee or the successor servicer and the Trustee shall not be deemed to have assumed any of the Servicer's interest therein or to have replaced the Servicer as a party to any such Subservicing Agreement.

         Section 5.07. Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under the Mortgage Loans when the same shall become due and payable; provided, however, that the Servicer may elect, to the extent consistent with Accepted Servicing Practices, to waive any late payment charge and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans held in its own portfolio. Any such arrangements shall not diminish or otherwise affect the Servicer's obligation to make Advances pursuant to Section 6.03.

         Section 5.08. Establishment of Collection Account; Deposit in Collection Account.With respect to all of the Mortgage Loans, the Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts for the benefit of the Certificateholders (collectively, the "Collection Account") which are Eligible Accounts, in the form of a trust account, in the name of "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, Washington Mutual Mortgage Securities Corp., as Servicer, Chase Mortgage Finance Corporation, Series 2001-S7 - Collection Account." The Collection Account shall be established with a commercial bank, a savings bank or a savings and loan association. The Servicer may invest, or cause the institution maintaining the Collection Account to invest, moneys in the Collection Account in Eligible Investments, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer as additional compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments (to the extent not offset by income from other such investments) shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized; provided, however, that if the Trustee becomes the Servicer, the Trustee shall not be required to deposit the amount of any loss incurred prior to it becoming the Servicer.

              The Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis (and not later than the second Business Day following receipt), and retain therein:

                (i) All payments which were received after the Cut-off Date on account of principal of the Mortgage Loans (other than the principal portion of Monthly Payments due on or before the Cut-off Date), and all Principal Prepayments collected on or after the Cut-off Date;

                (ii) All payments which were received after the Cut-off Date on account of interest on the Mortgage Loans (net of the Servicing
         Fee)(other than the interest portion of Monthly Payments due on or before the Cut-off Date);

                (iii)    Net Liquidation Proceeds;

                (iv) All Insurance Proceeds received by the Servicer under any title, hazard or other insurance policy, including amounts required to be deposited pursuant to Sections 5.16 and 5.20, other than proceeds to be held in the Escrow Account or applied to the restoration or repair of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) or released to the Mortgagor in accordance with the Servicer's normal servicing procedures or otherwise applied or held as required by applicable law;

                (v) All awards or settlements in respect of condemnation proceedings affecting any Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                (vi)     All Repurchase Proceeds;

                (vii)    All Advances made by the Servicer pursuant to Section
         6.03;

                (viii) All amounts representing revenues under the insurance provided pursuant to Section 5.19 to the extent of any losses borne by any Certificateholder;

                (ix) All revenues from any Mortgaged Property acquired by the Servicer by foreclosure or deed in lieu of foreclosure net of any Servicing Advances with respect to such Mortgaged Property; and

                (x) Any other amounts required to be deposited therein pursuant to this Agreement.

         The Servicer shall maintain accounting records on a Mortgage Loan by Mortgage Loan basis with respect to the Collection Account. The Servicer shall give notice to the Trustee, the Master Servicer and the Depositor and each Rating Agency of any change in the location of the Collection Account, prior to the use thereof. Notwithstanding anything to the contrary herein, no Monthly Payment or any portion thereof shall be permitted to remain in the Collection Account for more than 12 months. Any Monthly Payment or any portion thereof that has remained in the Collection Account for 12 months shall be deemed a Principal Prepayment and distributed to Certificateholders pursuant to the provisions of this Agreement on the Distribution Date immediately following the end of such 12 month period.

         Section 5.09. Permitted Withdrawals from the Collection Account. The Servicer may, from time to time, withdraw funds from the Collection Account for the following purposes:

                (i)      to reimburse itself for Advances made pursuant to
         Section 6.03 (including amounts to reimburse the related Subservicer for advances made pursuant to the applicable Subservicing Agreement), the Servicer's and the related Subservicer's right to receive reimbursement pursuant to this subclause (i) being limited to amounts received on particular Mortgage Loans serviced by the Servicer which represent Late Collections (net of the Servicing Fees) with respect to those particular Mortgage Loans;

                (ii)     to pay itself the Servicing Fee;

                (iii) to reimburse itself for unreimbursed Servicing Advances, or to pay the related Subservicer any unreimbursed Servicing Advances, the Servicer's right to receive reimbursement or make payments to the Subservicer pursuant to this subclause (iii) with respect to any Mortgage Loan serviced by the Servicer being limited to related Liquidation Proceeds, Insurance Proceeds, and condemnation awards;

                (iv) to reimburse itself (or the related Subservicer) or the Depositor for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 5.01 or 5.16;

                (v) to reimburse itself (or the related Subservicer) for any Nonrecoverable Advances;

                (vi) to pay to itself (or the related Subservicer) income earned on the investment of funds deposited in the Collection Account;

                (vii) to make deposits into the Certificate Account in the amounts and in the manner provided for herein;

                (viii) to make payments to itself or others pursuant to any provision of this Agreement, and to clear and terminate the Collection Account upon the termination of this Agreement; and

                (ix)     to withdraw amounts deposited in error.

         Section 5.10. Establishment of Escrow Account; Deposits in Escrow Account. With respect to those Mortgage Loans on which the Servicer or any Subservicer collects Escrow Payments, if any, the Servicer shall, and shall cause any Subservicer to, segregate and hold all funds collected and received pursuant to each such Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of trust accounts. Such Escrow Accounts shall be established with a commercial bank, a mutual savings bank or a savings and loan association the deposits of which are insured by the FDIC in a manner which shall provide maximum available insurance thereunder, and which may be drawn on by the Servicer. The Servicer shall give notice to the Trustee of the location of any Escrow Account, and of any change thereof, prior to the use thereof. Nothing in this paragraph shall be deemed to require the Servicer to collect Escrow Payments in the absence of a provision in the related Mortgage requiring such collection.

         The Servicer shall deposit, or cause to be deposited, in any Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of any Mortgage Loans serviced by the Servicer, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan). The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as are set forth in Section 5.11. The Servicer shall be entitled to retain any interest paid on funds deposited in any Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the related Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the related Mortgagor notwithstanding that the Escrow Account is non-interest-bearing or that interest paid thereon is insufficient for such purposes.

         Section 5.11. Permitted Withdrawals from Escrow Account. Withdrawals from any Escrow Account or Accounts may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums, or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer, with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or under applicable law, (iv) for application to restoration or repair of the property subject to the related Mortgage, (v) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vi) to clear and terminate the Escrow Account on the termination of this Agreement or (vii) to withdraw amounts deposited in error.

         Section 5.12. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain, or cause to be maintained, accurate records reflecting any delinquencies or nonpayments with regard to taxes, assessments and Standard Hazard Policy premiums. The Servicer assumes full responsibility for ensuring the payment of all such bills and shall effect payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         Section 5.13. Transfer of Accounts. The Servicer may transfer the Collection Account or Escrow Accounts to an Eligible Account maintained with a different depository institution from time to time.

         Section 5.14. [Reserved].

         Section 5.15. Maintenance of the Primary Insurance Policies. The Servicer shall take, or permit any related Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. Except as otherwise required by applicable law, to the extent coverage is available and until the loan-to-value ratio of the related Mortgage Loan is reduced to 80%, the Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy in an amount equal to the amount by which the unpaid principal balance of the related Mortgage Loan exceeds 75% of the value (as described in the definition of Loan-to-Value Ratio) of the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan). The Servicer shall cancel or refuse to renew any such Primary Insurance Policy or consent to any related Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is rated at least as high as the original insurer or is acceptable to each Rating Agency as confirmed in writing by each such Rating Agency, unless otherwise required by law.

         Section 5.16. Maintenance of Standard Hazard Policies.

         (a) The Servicer shall cause to be maintained for each Mortgage Loan (other than a Co-op Loan) a Standard Hazard Policy with extended coverage as is prudent in the area where the Mortgaged Property is located in an amount which is equal to the greater of (i) the lesser of (A) 100% of the maximum insurable value of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan, or (ii) such amount required to prevent the Mortgagor or mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified at the time of origination in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding Principal Balance of the Mortgage Loan, (ii) the full insurable value or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage in an amount which is not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value of the improvements which are a part of such property, liability insurance, and, to the extent available, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited, subject to applicable law, in the Collection Account. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such Standard Hazard Policies and other policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer or its designee. Any such Standard Hazard Policies or other policies may be in the form of blanket policies; provided, however, that in the event of any claim arising in connection with a hazard loss the Servicer shall be obligated, in the case of blanket insurance policies, to deposit in the Collection Account any amount not payable under such blanket policy because of a deductible clause in such policy and not otherwise payable under an individual policy. The Servicer shall interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall accept any such insurance policies from insurance companies unless such companies are acceptable insurers in the discretion of the Servicer.

         (b) Any cost incurred by the Servicer in maintaining any of the foregoing insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan so permit. Such costs (other than the costs of maintaining a blanket hazard insurance policy not attributable to a specific Mortgaged Property) shall be recoverable by the Servicer from the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or to the extent permitted by Section 5.09.

         Section 5.17. [Reserved].|

         Section 5.18. [Reserved].

         Section 5.19. Fidelity Bond and Errors and Omissions Insurance|. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to such Mortgage Loans. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained at a level acceptable to FNMA. No provision of this Section 5.19 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Promptly upon receipt by the Servicer of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or modified in a materially adverse manner, the Servicer shall notify the Trustee, the Master Servicer and each Rating Agency of any such termination or modification.

         Section 5.20. Collections under Insurance Policies; Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         (a) In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Standard Hazard Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any insurance policies. Pursuant to Section 5.08, the Servicer shall deposit Insurance Proceeds in the Collection Account.

         (b) When any Mortgaged Property is conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a Mortgage Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

         (c) Subject to the Servicer's duty to enforce any due-on-sale clause to the effect set forth in Section 5.20(b), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage, the Servicer shall so notify the Trustee by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption, modification agreement or substitution agreement, the interest rate of the related Mortgage Note shall not be changed, the principal amount of the Mortgage Note shall not be increased or decreased and the maturity of the Mortgage Note shall not be extended, nor shall it be shortened by more than one year. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Mortgage Loan shall be retained by the Servicer as additional servicing compensation.

         Section 5.21. Income and Realization from Defaulted Mortgage Loans. The Servicer, on behalf of the Trustee, shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 5.07, shall manage, conserve, protect and operate such Mortgaged Properties for the purposes of their prompt disposition and sale, and shall dispose of such Mortgaged Properties on such terms and conditions as it deems in the best interests of the Certificateholders. The Servicer shall sell such property prior to the close of the third calendar year beginning after the year in which such foreclosure or conversion occurs or such longer period as would not prevent such Mortgaged Property from constituting "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. In connection with such activities, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities, including its management of foreclosed properties for a temporary period as contemplated herein. The foregoing is subject to the provisions of Section 5.28 of this Agreement and to the proviso that the Servicer shall be required to expend its own funds in connection with any management, foreclosure or towards the restoration of any property unless it shall determine that such management, restoration or foreclosure will increase the Liquidation Proceeds of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 5.09). The Servicer shall be permitted to earn income with respect to any Mortgaged Properties, provided such income does not constitute "net income from foreclosure property" within the meaning of Section 860G(c) of the Code. The income earned from the management of such Mortgaged Properties, net of reimbursement to the Servicer for expenses (including any taxes) incurred in connection with such management, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing and principal amortizing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received is in excess of the amount attributable to amortizing principal and accrued interest at the Net Mortgage Rate on the related Mortgage Loan, such excess shall be deposited in the Collection Account.

         The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act of 1976, as amended, or other federal, state or local environmental legislation, on a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) relating to a Mortgage Loan in determining whether to foreclose upon or otherwise comparably convert the ownership of such property. To the extent that the Servicer has actual knowledge of any such substance or waste, it shall consult with the Trustee regarding the appropriate course of action. The Servicer shall institute foreclosure actions with respect to a property containing substance or waste as described above if it reasonably believes that such action would not be consistent with its servicing standards, and in no event shall the Servicer manage, operate or take any other action with respect thereto which the Servicer in good faith believes will result in "clean-up" or other liability under applicable law. The net income from the rental or sale of a REO Property shall be deposited in the Collection Account within two (2) Business Days after receipt thereof by the Servicer.

         Section 5.22. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Servicer of a notification that payment in full will be made in a manner customary for such purposes, the Servicer shall immediately notify the Trustee (if the Trustee holds the related Mortgage File) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.08 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, within five Business Days the Trustee shall release the related Mortgage File to the Servicer and execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such other instruments releasing the lien of the Mortgage as have been provided by the Servicer to the Trustee, together with the Mortgage Note with written evidence of cancellation thereon, and the Trustee shall have no further responsibility with respect to said Mortgage File. Upon any such payment in full, or the receipt of such notification, the Servicer is authorized to procure from the Trustee under the deed of trust which secured the Mortgage Note, if any, a deed of full reconveyance covering the property encumbered by such deed of trust, which assignment of deed of trust, except as otherwise provided by any applicable law, shall be recorded by the Servicer in the appropriate land records in the jurisdiction in which the assignment of deed of trust is recorded, or, as the case may be, to procure from the Trustee an instrument of satisfaction or, if the Mortgagor so requests, an assignment without recourse, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person or Persons entitled thereto. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or to the Trustee.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the insurance policies required by this Agreement. With such certificate, the Servicer shall require that the Trustee release the Mortgage File, and, within five (5) Business Days, the Trustee shall deliver the Mortgage File or any document therein to the Servicer. The Servicer shall cause each Mortgage File so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or
(ii) the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer in the form of Exhibit L hereto certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery.

         (c) Upon written request of the Servicer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents prepared by and delivered by the Servicer to the Trustee necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under the insurance policies required under this Agreement or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 5.23. Servicing and Other Compensation. The Servicer, as compensation for its activities hereunder, shall be entitled to receive, on or prior to each Distribution Date, the amounts provided for as the Servicing Fee with respect to Mortgage Loans and as reimbursement for Nonrecoverable Advances, Servicing Advances and reimbursement for Advances with respect to Mortgage Loans, all as specified by Section 5.09. The amount of compensation or reimbursement provided for shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis.

         Additional servicing compensation in the form of assumption fees, prepayment fees and late payment charges shall be retained by the Servicer with respect to Mortgage Loans, to the extent permitted by applicable law. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the fees and expenses of the Trustee and any Subservicer) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 5.09 and 5.21.

         Section 5.24. 1934 Act Reports.

         (a) The Paying Agent shall, on behalf of the Trust, make all filings ("Periodic Reports") required to be made by the Depositor or the Trust (other than the filings relating to the closing of this transaction) with respect to the Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

         (b) Within thirty (30) days after the beginning of the first fiscal year during which the Trust's obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Depositor may prepare, or cause to be prepared, a notice on Commission Form 15 ("Form 15") and is hereby authorized to and shall execute such Form 15 on the Trust's behalf; provided, however, that the Depositor shall be under no obligation to prepare such notice if the number of Certificateholders exceeds 300. The Master Servicer shall file any notice on Form 15 with the Commission in accordance with the provisions of Rule 15d-6 under the Exchange Act.

         Section 5.25. Annual Statement as to Compliance. The Servicer will deliver to the Depositor and the Trustee on or before April 30 of each year, beginning with April 30 in the year which begins not less than three (3) months after the Closing Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled its obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such officers and the nature and status thereof. Copies of such statement shall be provided to the Master Servicer and to each Rating Agency by the Servicer. Copies of such statement shall also be provided by the Servicer to any Certificateholder upon request. If the Servicer shall fail to provide such copies and a Responsible Officer of the Trustee is aware that the Servicer has not so provided copies, the Trustee shall provide such copies at the Servicer's expense if the Trustee has received such statement.

         Section 5.26. Annual Independent Public Accountants' Servicing Report. On or before April 30 of each year, beginning with April 30 in the year which begins not less than three (3) months after the Closing Date, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that in connection with the firm's examination of the financial statements as of the previous December 31 of WMMSC's parent corporation which shall include a limited examination of WMMSC's financial statement, nothing came to such firm's attention that indicated that the Servicer was not in compliance with Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 5.23 and Section 5.25 of this Agreement, except for (i) such exceptions as such firm believes to be immaterial, and (ii) such other exceptions as set forth in such statement. Copies of such statement shall be provided to the Master Servicer and to each Rating Agency, and, upon request, to the Certificateholders, by the Servicer, or by the Trustee at the Servicer's expense if the Trustee has received such statement and the Servicer shall fail to provide such copies and the Trustee is aware that the Servicer has not so provided copies.

         Section 5.27. Access to Certain Documentation; Rights of the Depositor in Respect of the Servicer. The Servicer shall provide access to the Trustee, the Master Servicer, Certificateholders which are savings and loan associations, banks or insurance companies or examiners of any federal or state banking or insurance regulatory authority to the documentation regarding the Mortgage Loans if so required by applicable regulations of any regulatory authority, such access to be afforded subject to reimbursement for expenses without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement. The Depositor shall not assume any responsibility or liability for any action or failure to take action by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

         Section 5.28. REMIC-Related Covenants. For as long as the Trust Fund shall exist, the Servicer, the Master Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of each REMIC Pool as a REMIC. In particular:

         (a) Neither the Servicer nor the Master Servicer shall create, or permit the creation of, any "interests" in either REMIC Pool within the meaning of Section 860G(a) of the Code other than the "regular interests" in each REMIC Pool designated as such in Section 2.04(a), the Subsidiary Residual Interest and the Master Residual Interest;

         (b) As of all times as may be required by the Code, the Servicer and the Master Servicer will ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. The Master Servicer and the Trustee, upon the direction of the Master Servicer, also will maintain records that are sufficient to indicate each REMIC Pool's compliance with applicable requirements of the Code (and applicable Proposed, Temporary or final Treasury Regulations) relating to the assets held by such REMIC Pool. Further, the Servicer shall permit and the Trustee shall not accept the transfer or substitution of any Mortgage Loan other than pursuant to Section 3.03, 5.01 or 5.21 of this Agreement, and the Servicer shall, in any case, permit substitution later than two (2) years from the Closing Date unless the Servicer and the Trustee have received an Opinion of Counsel, which will not be an expense of the Trust Fund, that such transfer or substitution would not adversely affect the REMIC status of either REMIC Pool or would not otherwise be prohibited by this Agreement;

         (c) The Servicer and the Master Servicer shall ensure that neither REMIC Pool receives a fee or other compensation for services and that neither REMIC Pool receives any income from assets other than "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code or "permitted investments" within the meaning of Section 860G(a)(5) of the Code, and shall take whatever action it deems necessary to avoid any material tax imposed by the Code on either REMIC Pool;

         (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans or of any Eligible Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel, which will not be an expense of the Trust Fund or the Trustee, to the effect that such sale (i) is pursuant to a "qualified liquidation" as defined in Section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code that results in the realization of a material amount of gain or loss for federal income tax purposes;

         (e) The Trustee shall not accept any contribution to either REMIC Pool after the Startup Day without an Opinion of Counsel (which shall not be an expense of the Trustee) that such contribution is included within the exceptions provided in Section 860G(d)(2) of the Code and, therefore, will not be subject to the tax imposed by Section 860G(d)(1) of the Code; and

         (f) Notwithstanding anything to the contrary in this Agreement, the Master Servicer and the Trustee, at the direction of the Master Servicer, shall take any other action or refuse to take any action otherwise required (including adjusting the Purchase Price for any Mortgage Loan) where the Master Servicer deems such action or inaction reasonably necessary to ensure the REMIC status of either REMIC Pool under the Code and applicable regulations or to avoid the imposition of any material tax liability on either REMIC Pool that will affect amounts distributable to the Certificateholders.

         (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either REMIC Pool, such tax shall be treated in the same manner as a Realized Loss and shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 5.28 (g). The Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall withdraw from the Collection Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by (but such authorization shall not prevent the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a), the amount of any taxable contribution to the Trust Fund after the Startup Day that is subject to tax under Code
Section 860G(d), and 35% of any estimated "net income from foreclosure property" under Section 860G(c) and use such income or amount, to the extent necessary, to pay such tax. To the extent that any such tax is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee or a Paying Agent has been appointed under Section 4.05, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holder of the Class A-R Certificate and shall distribute such retained amounts to the Holders of the other Classes of Certificates, to the extent they remain outstanding, until they are fully reimbursed for any amount of such taxes previously charged to the then Holder of the Class R Certificate. Neither the Trustee, the Master Servicer nor the Servicer shall be responsible for any taxes imposed on either REMIC Pool except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS
                       ----------------------------------

         Section 6.01. Distributions.

         (a) On each Distribution Date, the Paying Agent shall apply an amount on deposit in the Certificate Account equal to the Available Distribution Amount (net of the Master Servicer Fee) in the following order of priority:

             (i) to the Non-PO Class A Certificateholders, all distributable amounts up to the sum of (A) the Aggregate Class A Interest Accrual Amount and (B) the Aggregate Class A Interest Shortfall;

             (ii) the balance, if any, of the Available Distribution Amount shall be distributed first, pro rata (in accordance with the maximum amounts distributable in accordance with this paragraph (ii)) and concurrently between (A) the Non-PO Class A Certificateholders, the amounts distributable pursuant to paragraph (b)(ii)(A) below, up to the Non-PO Class A Optimal Principal Amount and (B) the Class A-P Certificateholders, the Class A-P Amount, in accordance with paragraph
         (b)(ii)(B) below and second, to the Class A-P Certificateholders, the Class A-P Shortfall Amount, in accordance with paragraph (b)(iii) below;

             (iii) to the Class M Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) and (ii) above, in accordance with, and up to the amount calculated pursuant to, Section 6.01(c) below;

             (iv) to the Class B Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) through (iii) above, in accordance with, and up to the amounts calculated pursuant to, Section 6.01(d) below; and

             (v) to the Class A-R Certificateholders the balance, if any, of the Available Distribution Amount remaining after the distributions provided for in paragraphs (i) through (iv) above.

         (b) Amounts payable to the Class A Certificateholders on any Distribution Date shall be distributed as follows:

             (i) to the extent the amount available for distribution pursuant to paragraph (a)(i) above is sufficient:

                      (A) to the Class A-1 Certificateholders, (1) the Class A-1
             Interest Accrual Amount plus (2) the Class A-1 Shortfall from the preceding Distribution Date;

                      (B) to the Class A-2 Certificateholders, (1) the Class A-2
             Interest Accrual Amount plus (2) the Class A-2 Shortfall from the preceding Distribution Date;

                      (C) to the Class A-3 Certificateholders, (1) the Class A-3
             Interest Accrual Amount plus (2) the Class A-3 Shortfall from the preceding Distribution Date;

                      (D) to the Class A-4 Certificateholders, (1) the Class A-4
             Interest Accrual Amount plus (2) the Class A-4 Shortfall from the preceding Distribution Date;

                      (E) to the Class A-5 Certificateholders, (1) the Class A-5
             Interest Accrual Amount plus (2) the Class A-5 Shortfall from the preceding Distribution Date;

                      (F) to the Class A-6 Certificateholders, (1) the Class A-6
             Interest Accrual Amount plus (2) the Class A-6 Shortfall from the preceding Distribution Date;

                      (G) to the Class A-7 Certificateholders, (1) the Class A-7
             Interest Accrual Amount plus (2) the Class A-7 Shortfall from the preceding Distribution Date;

                      (H) to the Class A-8 Certificateholders, (1) the Class A-8
             Interest Accrual Amount plus (2) the Class A-8 Shortfall from the preceding Distribution Date;

                      (I) to the Class A-9 Certificateholders, (1) the Class A-9
             Interest Accrual Amount plus (2) the Class A-9 Shortfall from the preceding Distribution Date;

                      (J) to the Class A-R Certificateholders, (1) the Class A-R
             Interest Accrual Amount plus (2) the Class A-R Shortfall from the preceding Distribution Date;

                      (K) to the Class A-X Certificateholders, (1) the Class A-X
             Interest Accrual Amount plus (2) the Class A-X Shortfall from the preceding Distribution Date;

             (ii)     concurrently, (A) to the Non-PO Class A
         Certificateholders, up to the Non-PO Class A Optimal Principal Amount, allocated among the Non-PO Class A Certificates in accordance with the Non-PO Class A Principal Payment Rules and (B) to the Class A-P Certificateholders, the Class A-P Amount;

             (iii) to the Class A-P Certifcateholders, the Class A-P Shortfall Amount; provided, however, that any amounts distributed pursuant to this Section 6.01(b)(iii) shall not cause a further reduction in the Outstanding Certificate Principal Balance of the Class A-P Certificates;

             (iv) if the Available Distribution Amount is insufficient to make the distributions set forth in paragraph (b)(i) above, the Paying Agent shall distribute the Available Distribution Amount to the Non-PO Class A Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to paragraph (b)(i)(A)-(K) above.

         (c) Amounts payable on any Distribution Date to the Class M Certificateholders shall be distributed up to an amount equal to (A) the Class M Interest Accrual Amount plus (B) the Class M Shortfall from the preceding Distribution Date plus (C) the portion of the Subordinated Optimal Principal Amount allocable (pursuant to Section 6.01(e)) to the Class M Certificates plus
(D) any Carry-over Subordinated Principal Amounts with respect to the Class M Certificates.

         (d) Amounts payable on any Distribution Date to the Class B Certificateholders pursuant to Section 6.01(a)(iv) shall be distributed in the following priority:

             (1) first, to the Class B-1 Certificateholders, up to an amount equal to (A) the Class B-1 Interest Accrual Amount plus (B) the Class B-1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-1 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-1 Certificates plus
(E) any portion of the Subordinated Optimal Principal Amount allocated to the Class M Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

             (2) second, to the Class B-2 Certificateholders, up to an amount equal to (A) the Class B-2 Interest Accrual Amount plus (B) the Class B-2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-2 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-2 Certificates plus
(E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-1 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

             (3) third, to the Class B-3 Certificateholders, up to an amount equal to (A) the Class B-3 Interest Accrual Amount plus (B) the Class B-3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-3 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-3 Certificates plus
(E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-2 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

             (4) fourth, to the Class B-4 Certificateholders, up to an amount equal to (A) the Class B-4 Interest Accrual Amount plus (B) the Class B-4 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-4 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-4 Certificates plus
(E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-3 Certificates in excess of the Outstanding Certificate Principal Balance of such Class; and

             (5) fifth, to the Class B-5 Certificateholders, up to an amount equal to (A) the Class B-5 Interest Accrual Amount plus (B) the Class B-5 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-5 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-5 Certificates plus
(E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-4 Certificates in excess of the Outstanding Certificate Principal Balance of such Class.

         (e) On each Distribution Date, the Subordinated Optimal Principal Amount shall be allocated among the Classes of Subordinated Certificates entitled, pursuant to the next succeeding sentence, to an allocation of principal on such Distribution Date, pro rata based upon the Outstanding Certificate Principal Balances of all such Classes so entitled. With respect to the Subordinated Certificates, on each Distribution Date, principal shall be distributable to (1) any Class of Subordinated Certificates which has current Credit Support (before giving effect to any distribution of principal and any Realized Losses allocable on such Distribution Date) greater than or equal to the Original Credit Support for such Class; (2) the Class having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (1) above; and (3) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (1) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates shall receive any distributions of principal if any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (1) above. For purposes of this paragraph, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates.

         (f) Based upon the information received from the Servicer as provided in Section 6.02, the Master Servicer shall make all calculations necessary to make the distributions described in this Section 6.01. All distributions made to Certificateholders of any Class on each Distribution Date will be made to the Certificateholders of the respective Class of record on the next preceding Record Date, except that the final distribution with respect to each Class shall be made as provided in the forms of Certificates. All distributions made to Certificateholders shall be based on the Percentage Interest of the Class represented by their respective Certificates, and shall be made either by transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made and such Holder's Certificates of such Class in the aggregate evidence an original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class or, if not, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the final Distribution Notice. If on any Determination Date, the Master Servicer determines that there are no Mortgage Loans outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall promptly send the final distribution notice to each Certificateholder specifying the manner in which the final distribution will be made.

         Section 6.02. Statements to the Certificateholders.

         (a) Not later than noon New York City time two Business Days prior to each Distribution Date, the Servicer shall send to the Master Servicer, the Paying Agent and the Trustee (in such format as may be mutually agreed) the relevant information for purposes of this Section 6.02. Not later than each Distribution Date, the Master Servicer shall make available on its designee's website located at www.jpmorgan.com/absmbs or send to each Certificateholder, the Depositor, the Trustee (if other than the Paying Agent), the Servicer, any co-trustee, and each Rating Agency a statement setting forth the following information, after giving effect to the distributions to be made by the Paying Agent pursuant to Section 6.01 on or as of such Distribution Date:

             (i) with respect to each Class of Certificates the amount of such distribution to Holders of such Class allocable to principal;

             (ii) with respect to each Class of Certificates the amount of such distribution to Holders of such Class allocable to interest;

             (iii) the aggregate amount of any Principal Prepayments and Repurchase Proceeds included in the distributions to Certificateholders;

             (iv) the aggregate amount of any Advances by the Servicer pursuant to Section 6.03;

             (v) the number of Outstanding Mortgage Loans and the Mortgage Pool Principal Balance, as of the close of business as of the end of the related Principal Prepayment Period;

             (vi) the related amount of the Servicing Fees (as adjusted pursuant to Section 6.05) retained or withdrawn from the Collection Account by the Servicer;

             (vii) the related amount of the Master Servicer Fees withdrawn from the Certificate Account by the Master Servicer;

             (viii) the number and aggregate principal amounts of Mortgage Loans (A) delinquent one Monthly Payment, two Monthly Payments and three or more Monthly Payments and (B) in foreclosure, in each case, as of the end of the related Principal Prepayment Period;

             (ix) the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

             (x) the aggregate amount of all Advances recovered during the related Due Period;

             (xi) with respect to the following Distribution Date, the Class A Percentage, the Class M Percentage, the Class B Percentage, the Class A Principal Balance, the Class M Principal Balance, the Class B Principal Balance, the Non-PO Class A Percentage, the Non-PO Class A Prepayment Percentage, the Non-PO Class A Percentage, the Non-PO Class A Prepayment Percentage and the level of Credit Support, if any, with respect to each Class of Subordinated Certificates;

             (xii) the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date;

             (xiii) the allocation to each Class of Certificates of any Realized Losses during the related Due Period;

             (xiv) the Outstanding Certificate Principal Balance of each Class of Certificates after giving effect to the distributions to each Class on such Distribution Date;

             (xv) with respect to each Class of Certificates, the amount of any Compensating Interest Shortfalls on such Distribution Date; and

             (xvi) the number of Mortgage Loans with respect to which a reduction in the Mortgage Rate has occurred pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as well as the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions.

         The Paying Agent's responsibility for sending the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer.

         Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer or the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access during business hours to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of regulatory authorities with respect to investment in the Certificates; provided, that the Master Servicer or the Servicer shall be entitled to be reimbursed by each such Certificateholder for the Master Servicer's or the Servicer's actual expenses incurred in providing such reports and access.

         (b) The Master Servicer shall cause to be prepared, and the Master Servicer or the Trustee, as required by applicable law, shall file, any and all tax returns, information statements or other filings required to be delivered to Certificateholders and any governmental taxing authority pursuant to any applicable law with respect to the Trust Fund and the transactions contemplated hereby (the Master Servicer or the Trustee may, at its option but with the consent of the other, which consent shall not be unreasonably withheld, appoint an organization which regularly engages in the preparation and filing of such documents on a continuous basis for profit and which represents itself to be expert in such matters) and the Master Servicer shall maintain a record of the information necessary for the application of Section 860E(e) of the Code and shall make such information available as required by Section 860D(a)(6) of the Code; provided, however, that the Master Servicer shall notify the Trustee of the Trustee's obligation to make any such filings and that any fees of the organization appointed as provided above shall be paid by the Master Servicer; and provided further that if an organization is employed, as described above, to prepare and file any such filings, neither the Trustee nor the Master Servicer shall be liable for any errors by such organization.

         Section 6.03. Advances by the Servicer. If, on any Determination Date, the Servicer determines that any Monthly Payments with respect to any Mortgage Loans due on the immediately preceding Due Date have not been received, the Servicer shall, unless it determines in its sole discretion that such amounts will not be recoverable from Late Collections, Liquidation Proceeds or otherwise, make an Advance on or before the Business Day prior to the related Distribution Date in an amount equal to the amount of such delinquent Monthly Payments, after adjustment of any delinquent interest payment for its Servicing Fee. For purposes of this Section 6.03, the delinquent Monthly Payments referred to in the preceding sentence shall be deemed to include an amount equal to the Monthly Payments that would have been due on Mortgage Loans which have been foreclosed or otherwise terminated and in connection with which the Servicer acquired and continues to own the Mortgaged Properties on behalf of the Certificateholders. If the Servicer makes an Advance, it shall on or prior to the Servicer Remittance Date for such Distribution Date either (i) deposit in the Collection Account an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 6.03, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used pursuant to clause (ii) or
(iii) above shall be replaced by the Servicer from its own funds by deposit into the Collection Account on or before any subsequent Distribution Date to the extent that funds in the Collection Account on such Distribution Date shall be less than the amount of payments required to be made to Certificateholders on such Distribution Date. Any such Advance shall be included with the distribution to the Certificateholders on the related Distribution Date. If the Servicer determines not to make a Nonrecoverable Advance, it shall on the related Determination Date furnish to the Trustee, any co-trustee, the Master Servicer and each Rating Agency notice of such determination. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances and Nonrecoverable Advances as provided in Section 5.09.

         Section 6.04. Allocation of Realized Losses.

         (a) Not later than the Business Day following each Determination Date, the Servicer shall determine (i) the total amount of Realized Losses, if any, incurred during the related Principal Prepayment Period; (ii) whether and to what extent such Realized Losses constitute Excess Losses; and (iii) the respective portions of such Realized Losses allocable to interest and to principal and forward such information to the Master Servicer in accordance with
Section 6.02.

         (b) The principal portion of any Realized Losses other than Excess Losses shall be allocated as follows: first, to the Class B-5 Certificates until the Outstanding Certificate Principal Balance of the Class B-5 Certificates has been reduced to zero; second, to the Class B-4 Certificates until the Outstanding Certificate Principal Balance of the Class B-4 Certificates has been reduced to zero; third, to Class B-3 Certificates until the Outstanding Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero; fourth, to the Class B-2 Certificates until the Outstanding Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; fifth, to the Class B-1 Certificates until the Outstanding Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero; sixth, to the Class M Certificates until the Outstanding Certificate Principal Balance of the Class M Certificates has been reduced to zero; and seventh, to the Non-PO Class A Certificates on a pro rata basis until the Outstanding Certificate Principal Balance of the Non-PO Class A Certificates has been reduced to zero; provided, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan
(a) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the PO Percentage with respect to such Discount Mortgage Loan will be allocated to Class A-P Certificates and (b) the remainder of such Realized Loss will be allocated as described above. The principal portion of an Excess Loss shall be allocated among all Classes of Certificates on a pro rata basis; provided, however, that the applicable PO Percentage of any Excess Losses on the Discount Mortgage Loans shall be allocated to Class A-P Certificates.

         (c) As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their Outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         (d) In the event that a recovery is made with respect to any Realized Loss, the amount of such recovery shall be distributed on the next Distribution Date first to the Class A Certificateholders, up to the amount to which such Realized Loss was allocated to the Class A Certificateholders; second to the Class M Certificateholders, up to the amount to which such Realized Loss was allocated to the Class M Certificateholders; third to the Class B-1 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-1 Certificateholders; fourth to the Class B-2 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-2 Certificateholders; fifth to the Class B-3 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-3 Certificateholders; sixth to the Class B-4 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-4 Certificateholders; and seventh to the Class B-5 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-5 Certificateholders.

         Section 6.05. Compensating Interest; Allocation of Certain Interest Shortfalls.

         (a) With respect to any Payoff of a Mortgage Loan which occurs between the fifteenth day of such month and the last day of a month, the Servicer shall, on the Servicer Remittance Date relating to the Principal Prepayment Period during which such Payoff occurred, deposit into the Certificate Account from its own funds, as a reduction of its servicing compensation hereunder, an amount, if any, by which the amount of the interest that would otherwise accrue with respect to such Mortgage Loan from the date of prepayment to the Due Date in the related Due Period at the Net Mortgage Rate exceeds the amount of the interest (adjusted to the Net Mortgage Rate) collected from the Mortgagor with respect to such period (such amount, "Compensating Interest") ; provided, however, that with respect to any Distribution Date, the Servicer's obligation to deposit any such amount is limited to an amount equal to the sum of (A) the product of (i) one-twelfth of 0.02% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans serviced by it with respect to such Distribution Date, (B) the aggregate Payoff Earnings with respect to the Mortgage Loans and (C) the aggregate Payoff Interest with respect to the Mortgage Loans.

         (b) On any Distribution Date, the excess, if any, of (X) Compensating Interest with respect to such Distribution Date over (Y) the amount deposited in the Collection Account pursuant to (a) above for such Distribution Date shall equal the "Compensating Interest Shortfall" with respect to such Distribution Date. On any Distribution Date, the Compensating Interest Shortfall shall be allocated pro rata among the outstanding Classes of Class A, Class M and Class B Certificates based on the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Compensating Interest Shortfall.

         (c) On any Distribution Date, the interest portion of any Realized Losses ("Realized Loss Interest Shortfall") (other than the interest portion of Excess Losses) shall be allocated to the Class of Subordinated Certificates then outstanding having the highest numerical class designation (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates) or, of no class of Subordinated Certificates is then outstanding, to the Non-PO Class A Certificates pro rata among the outstanding Classes of Non-PO Class A Certificates based on the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Realized Loss Interest Shortfall. On any Distribution Date, the interest portion of any Excess Losses shall be allocated among all Classes of Certificates pro rata based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Excess Losses allocable to interest.

         Section 6.06. Subordination. The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates on any Distribution Date shall be subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates. The rights of the Class M Certificateholders to receive distributions in respect of the Class M Certificates on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates. The rights of the Class B-1 Certificateholders to receive distributions in respect of the Class B-1 Certificates on any Distribution Date shall be subordinate to the rights of the Class A and Class M Certificateholders to receive distributions in respect of such Class A and Class M Certificates. Each Class of Class B Certificates (other than the Class B-1 Certificates) is subordinated to the Class A Certificates, the Class M Certificates and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates. The rights of the Servicer, as servicer, to receive funds from the Collection Account, pursuant to Section 5.09, on account of its Servicing Fee (except as provided in Section 6.05) in respect of each Mortgage Loan, assumption fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses or otherwise and the rights of the Master Servicer to receive the Master Servicer Fee shall not be subordinated to the rights of the Class A, Class M or Class B Certificateholders. Amounts held by the Servicer, the Master Servicer or the Trustee for future distribution to the Class M or Class B Certificateholders, including, without limitation, in the Collection Account or the Certificate Account, shall not be distributed in respect of the Class M or Class B Certificates except in accordance with the terms of this Agreement. The Class B Certificateholders are deemed to have granted a security interest in such amounts to the Class A and Class M Certificateholders to secure the rights of the Class A and Class M Certificateholders to receive distributions in priority over the Class B Certificateholders. The Class M Certificateholders are deemed to have granted a security interest in such amounts to the Class A Certificateholders to secure the rights of the Class A Certificateholders to receive distributions in priority over the Class A Certificateholders.

         Section 6.07. Determination of LIBOR. LIBOR applicable to the calculation of the Certificate Rates on the Class A-1 and Class A-9 Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined by the Master Servicer on each Rate Adjustment Date as follows:

         For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. For the first Interest Accrual Period, LIBOR shall equal 2.08125% with respect to the Class A-1 and Class A-9 Certificates. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

         The establishment of LIBOR by the Master Servicer on any Rate Adjustment Date and the Master Servicer's subsequent calculation of the Certificate Rates applicable to the Class A-1 and Class A-9 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                               [END OF ARTICLE VI]


                                   ARTICLE VII

                  REPORTS TO BE PREPARED BY THE MASTER SERVICER
                  ---------------------------------------------

         Section 7.01. Master Servicer and the Servicer Shall Provide Information as Reasonably Required. The Master Servicer and the Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate in respect to the Trustee, or otherwise in respect to the purposes of this Agreement, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Trustee may reasonably require.

         Section 7.02. Federal Information Returns and Reports to
Certificateholders.

         (a) For Federal income tax purposes, the taxable year of each REMIC Pool shall be a calendar year and the Master Servicer shall maintain or cause the maintenance of the books of the Trust Fund on the accrual method of accounting.

         (a) The Master Servicer shall prepare and file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to each REMIC Pool and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Certificateholder at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. Without limitation on any other requirement of this Section 7.02, the Master Servicer shall make available the information necessary for the application of Section 860E(e) of the Code within 60 days of such request. With respect to the Class A-R Certificate, the Master Servicer shall provide such information or cause such information to be provided to (i) the Internal Revenue Service, (ii) the transferor of a Class A-R Certificate to a Disqualified Organization and (iii) a Pass-Thru Entity that holds a Class A-R Certificate with one or more record holders that are Disqualified Organizations. The Master Servicer also shall provide or cause to be provided promptly the above described computation and information relating to the tax on transfers to Disqualified Organizations or holdings by Pass-Thru Entities within sixty (60) days after becoming aware of the transfer to a Disqualified Organization or Pass-Thru Entity with one or more Disqualified Organization owners, as the case may be. In addition, except as may be provided in Treasury Regulations, any Person holding an interest in a Pass-Thru Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Thru Entity. In connection with the foregoing, the Master Servicer shall provide the name, address and telephone number of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC Pool (the "REMIC Reporting Agent") as required by IRS Form 8811. The Master Servicer shall provide the name, address and telephone number of the REMIC Reporting Agent to the Trustee on the Closing Date, and the Trustee shall designate such person to act as the REMIC Reporting Agent as required by IRS Form 8811. The Master Servicer shall indicate the elections to treat each REMIC Pool as a REMIC (which elections shall apply to the taxable period ending December 31, 2001 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section 7.02 and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Servicer. The Master Servicer is hereby designated as the agent of the Holder of the Class A-R Certificate who shall be the "tax matters person" (within the meaning of Treas. Reg. "1.860F-4(d)) for each REMIC Pool. Any Holder of a Class A-R Certificate will by acceptance thereof so appoint the Master Servicer as agent and attorney-in-fact for the purpose of acting as tax matters person. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Master Servicer from acting as tax matters person (as an agent or otherwise), the Trustee or the Master Servicer, as the case may be, shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Class A-R Certificate to sign such returns or act as tax matters person. Each Holder of a Class A-R Certificate shall be bound by this Section
7.02 by virtue of its acceptance of a Class A-R Certificate.

                              [END OF ARTICLE VII]


                                  ARTICLE VIII

               THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER
               ---------------------------------------------------

         Section 8.01. Indemnification; Third Party Claims.The Servicer agrees to indemnify the Depositor, the Master Servicer and the Trustee and hold the Depositor, the Master Servicer and the Trustee, their officers, directors, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Master Servicer or the Trustee may sustain in any way related to failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement; provided that no such indemnification shall be required with respect to acts of a prior Servicer. The Servicer shall immediately notify the Depositor, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Depositor, the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Depositor, the Master Servicer or the Trustee in respect of such claim. This right to indemnification shall survive the termination of this Agreement.

         Section 8.02. Merger or Consolidation of the Depositor, the Servicer or the Master Servicer. The Depositor, the Servicer and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. The Servicer will sell all or substantially all of its assets without the prior written consent of the Depositor and the Trustee which shall not be unreasonably withheld or delayed.

         Any Person into which the Depositor, the Servicer or the Master Servicer may be merged or consolidated, or to whom the Depositor, the Servicer or the Master Servicer has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor, the Servicer or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer or the Master Servicer shall satisfy the requirements of Section
8.05 with respect to the qualifications of a successor to the Master Servicer.

         Notwithstanding anything else in this Section 8.02 and Section 8.04 to the contrary, the Servicer and the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is approved in advance in writing by the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Master Servicer under this Agreement; provided further that each Rating Agency's rating of any of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified or reduced or withdrawn as a result of such assignment and delegation. In the case of any such assignment and delegation, the Servicer and the Master Servicer shall be released from its obligations as Servicer or Master Servicer, as applicable under this Agreement, except that the Servicer and the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer or Master Servicer, as applicable hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 8.03. Limitation on Liability of the Depositor, the Servicer, the Master Servicer the Trustee and Others. Neither the Depositor, the Servicer, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or the Master Servicer against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Depositor, the Master Servicer, the Trustee, and any director, officer, employee or agent of the Depositor, the Master Servicer or the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Depositor, the Master Servicer nor the Trustee shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may cause it to incur any expenses or liability; provided, however, that the Depositor, the Servicer, the Master Servicer or the Trustee may in its discretion (and, in the case of the Depositor, the Servicer or the Master Servicer, with the consent of the Trustee, which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Collection Account and the Depositor, the Servicer, the Master Servicer or the Trustee shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 4.06; provided that no such right of reimbursement shall exist with respect to the Servicer when such claim relates to the failure of the Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or to a breach of a representation or warranty made by the Servicer hereunder.

         Section 8.04. Depositor, Servicer and Master Servicer Not to Resign. Except as described in Section 8.02, neither the Depositor, the Servicer nor the Master Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Depositor, the Servicer, the Master Servicer and all of the Certificateholders unless the determination is made that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Depositor, the Servicer or the Master Servicer. Any such determination permitting the resignation of the Depositor, the Servicer or the Master Servicer shall be evidenced by an opinion of independent counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. Upon any such assignment or resignation, the Depositor, the Servicer or the Master Servicer, as appropriate, shall send notice to all Certificateholders of the effect of such assignment or resignation upon the then current rating of the Class of Certificates by each Rating Agency whose rating on such Class is then in effect. No such resignation shall become effective until a successor shall have assumed the Depositor's, the Servicer's or the Master Servicer's responsibilities and obligations hereunder in the manner provided in Section 8.05. Any purported assignment or resignation which does not comply with the requirements of this Section shall be of no effect.

         Section 8.05. Successor to the Servicer. In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.04 or 9.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity) under this Agreement (except that the Trustee shall not be obligated to make Advances if prohibited by applicable law nor to effectuate repurchases or substitutions of Mortgage Loans pursuant to
Section 2.02 and except that the Trustee makes no representations and warranties pursuant to Sections 3.01 and 3.02). Prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement, the Trustee may appoint a successor having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement, except as aforesaid, if the Trustee receives a letter from each Rating Agency that such appointment would not result in a reduction or withdrawal of the current rating of any Class of Certificates that is rated by a Rating Agency. Any co-trustee appointed pursuant to Section 10.10 for purposes of this Section 8.05 shall have an obligation to make Advances pursuant to Section 6.03 during such time as the Trustee is the Servicer, which obligation shall be joint and several with that of the Trustee as Servicer. If the Trustee has become the successor to the Servicer in accordance with this Section or Section 9.03, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing as the successor to the Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Servicer hereunder. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree or such court shall determine; provided, however, that no such compensation shall be in excess of that permitted under this Agreement without the consent of all of the Certificateholders. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 8.02, 8.04 or 9.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor or the Trust Fund. The resignation or removal of the Servicer pursuant to Section 8.02, 8.04 or 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Servicer of liability for breach of the representations and warranties made pursuant to Section 3.03.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer it is succeeding and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.02, 8.04, 9.01 or 11.01 shall not affect any claims that the Trustee may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

         A Servicer succeeded hereunder shall timely deliver to the successor the funds that were, or were required to be, in the Collection Account and the Escrow Account, if any, and all Mortgage Files and related documents, statements and recordkeeping held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         Upon a successor's acceptance of appointment as such, the succeeded Servicer shall notify, in writing, the Trustee, the Master Servicer, the Certificateholders and each Rating Agency of such appointment.

         Section 8.06. Maintenance of Ratings. The Servicer shall cooperate with the Depositor and the Master Servicer and take any action that may be reasonably necessary to maintain the current rating or ratings on the Certificates.

         Section 8.07. Compensation of the Master Servicer. The Master Servicer shall be entitled to receive the Master Servicer Fee as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer shall pay itself such Master Servicer Fee monthly from amounts on deposit in the Certificate Account.

         Section 8.08. Certain Matters Affecting the Master Servicer. Except as otherwise provided in Section 8.03:

         (a) The Master Servicer may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Master Servicer may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (c) Neither the Master Servicer nor any of its directors, officers, employees or agents shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it or any of them to be authorized or within the discretion or rights or powers conferred upon the Master Servicer by this Agreement;

         (d) Nothing in this Agreement shall be construed to require the Master Servicer to expend its own funds; and

         (e) The Master Servicer undertakes to, and is empowered to, perform such duties and only such duties as are specifically set forth in this Agreement.

                              [END OF ARTICLE VIII]


                                   ARTICLE IX
                                     DEFAULT
                                     -------

         Section 9.01. Events of Default. If one or more of the following Events of Default shall occur and be continuing, that is to say:

             (i) any failure by the Servicer to remit any payment required to be made or distributed under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Master Servicer or the Depositor or to the Servicer, the Trustee, the Master Servicer and the Depositor by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

             (ii) a breach by the Servicer in a material respect of any representation or warranty set forth in Section 3.02, or failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such breach or failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Master Servicer or the Depositor or to the Servicer, the Trustee, the Master Servicer and the Depositor by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

             (iii) the Servicer shall notify the Trustee in writing that it is unable to make an Advance required to be made in accordance with
         Section 6.03; or;

             (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

             (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

             (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee shall notify the Certificateholders, the Master Servicer and each Rating Agency of such Event of Default. The Trustee may, and at the written direction of the Holders of Certificates evidencing Percentage Interests aggregating more than 50%, shall, by notice in writing to the defaulting Servicer, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.05. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Trustee and any co-trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited or should have been credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

         Section 9.02. Waiver of Defaults. The Trustee may waive any default by the Servicer in the performance of the Servicer's obligations hereunder and its consequences, except that a default in the making of any required distribution on any of the Certificates may only be waived by the holders of a majority of the Percentage Interests of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 9.03. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 9.01, the Trustee or its appointed agent shall be the successor in all respects to the Servicer to the extent provided in Section 8.05.

         Section 9.04. Notification to Certificateholders and the Rating
Agencies.

         (a) Upon any such termination pursuant to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

         (b) Within sixty (60) days of a Responsible Officer of the Trustee having received written notice of the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                               [END OF ARTICLE IX]

                                    ARTICLE X

                             CONCERNING THE TRUSTEE
                             ----------------------

         Section 10.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to, and is empowered to, perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee as enumerated in this Agreement shall not be construed as a duty; provided that in case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, and, if the Trustee is acting as the successor Servicer pursuant to Section 8.05 or 9.03, its own willful misconduct with respect to its servicing obligations; provided, however, that:

             (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

             (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         Section 10.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.01:

         (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;

         (d) Neither the Trustee nor any of its directors, officers, employees or agents shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it or any of them to be authorized or within the discretion or rights or powers conferred upon the Trustee by this Agreement;

         (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

         (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, subcontractors or attorneys; and

         (g) Nothing in this Agreement shall be construed to require the Trustee (acting in its capacity as Trustee) to expend its own funds.

         Section 10.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Certificates by an authorized signatory of the Trustee) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (except that (except as set forth herein) the Certificates shall be duly and validly executed and authenticated by
it) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Master Servicer or the Servicer. The Trustee, in its capacity as trustee hereunder, shall have no responsibility for the timeliness or the amount of payments made by the Paying Agent to the Certificateholders.

         Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 10.05. Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 10.11) except any such expense, disbursement or advance as may arise from its negligence or bad faith. Notwithstanding anything to the contrary in this Agreement, this Section shall survive the termination of this Agreement.

         Section 10.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an entity having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not be an Affiliate of either Seller, the Master Servicer or the Depositor. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

         Section 10.07. Resignation and Removal of the Trustee. The Trustee, and any co-trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or co-trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee; provided that such appointment does not result in a reduction or withdrawal of the rating of any of the Classes of Certificates that have been rated. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Holders of Certificates evidencing in the aggregate more than 50% of Percentage Interest may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         Any resignation or removal of the Trustee or any resignation of any co-trustee and appointment of a successor trustee or co-trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08, or upon acceptance of appointment by a co-trustee, as applicable, unless with respect to a co-trustee, the Trustee receives written notice from each Rating Agency that the failure to appoint a successor co-trustee would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the resignation of any co-trustee shall be effective upon receipt of such written notice. Any co-trustee may not be removed unless the Depositor and the Trustee each receive written notice from each Rating Agency that such removal would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the removal of any co-trustee shall be effective upon receipt of such written notice.

         Section 10.08. Successor Trustee. Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06. Prior to the appointment of any successor trustee becoming effective, the Depositor shall have received from each Rating Agency written confirmation that such appointment would not result in a reduction of the rating of the Class A or Class M Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Servicer, any Subservicer and to each Rating Agency. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 10.09. Merger or Consolidation of Trustee. Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 10.10. Appointment of Co-Trustee or Separate Trustee. At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06, hereunder, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.

         Section 10.11. Appointment of Office or Agency. The Trustee may appoint an office or agency in The City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 12.07 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served.

                               [END OF ARTICLE X]

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

         Section 11.01. Termination. The respective obligations and responsibilities of the Depositor, the Servicer, the Master Servicer (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of the Servicer (or any successor thereto under this Agreement), on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 10% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Servicer (or any such successor) deposits or causes to be deposited in the Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee and the Master Servicer of its intention to so deposit on or before 20th day of such Principal Prepayment Period) an amount equal to the greater of (A) the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which the Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired and (B) the aggregate Outstanding Principal Balance of the Class A, Class M, Class B-1, and Class B-2 Certificates plus any accrued and unpaid interest therein at the Remittance Rate; provided, further, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. Notwithstanding the foregoing, a termination may be effected by the making of such optional repurchases only if the termination of each REMIC Pool satisfies the requirement for a "qualified liquidation" of each REMIC Pool within the meaning of Section 860F(a)(4) of the Code and that the purchases of the Outstanding Mortgage Loans pursuant to this Section 11.01 will not constitute "prohibited transactions" within the meaning of Section 860F(a)(2) of the Code.

         Notice of any termination, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee or, if a Paying Agent has been appointed pursuant to Section 4.05, the Paying Agent for payment and cancellation, shall be given promptly by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, (upon direction by the Depositor ten (10) days prior to the date such notice is to be mailed) by signed letter to Certificateholders and each Rating Agency mailed no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee or, if a Paying Agent has been appointed under
Section 4.05, the Paying Agent, therein designated and (ii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, therein specified. The Servicer shall indicate the date of adoption of the plan of qualified liquidation in a statement attached to the final federal income tax return of each REMIC Pool. After giving such notice, the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Servicer's election to purchase the Outstanding Mortgage Loans, the Servicer shall deposit in the Collection Account after adoption of the plan during the applicable Principal Prepayment Period an amount equal to the purchase price as determined as provided in clause (ii) of the preceding paragraph and on the Distribution Date on which such termination is to occur, Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates, the Master Servicer shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Servicer elected to so purchase, the purchase price determined as provided in clause (ii) of the preceding paragraph. Following such final deposit the Trustee shall promptly release to the Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer and shall have no further responsibility with regard to said Mortgage Files.

         If all of the Certificateholders shall not surrender their Certificates for cancellation within 3 months after the time specified in the above-mentioned written notice, at the close of the 90 day period beginning after the written notice is given, each remaining Certificateholder will be credited with an amount that would have been otherwise distributed to such Certificateholder, and the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three (3) months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall appoint an agent to take appropriate and reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in the Trust Fund hereunder.

                               [END OF ARTICLE XI]

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 12.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 12.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the Percentage Interests of such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request) and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.03. Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to ensure continuing treatment of each REMIC Pool as a REMIC to avoid or minimize the risk of imposition of any tax on either REMIC Pool pursuant to the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such actions shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder of a Class having an Outstanding Certificate Principal Balance of greater than zero or cause either REMIC Pool to fail to qualify as a REMIC.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interest of each Class of Certificates having an Outstanding Certificate Principal Balance greater than zero and affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01, without the consent of the Holders of all Certificates of such Class then outstanding.

         Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of Certificateholders evidencing not less than 66-2/3% of the interests held by parties other than the Depositor, its Affiliates or its agents, for the purposes of significantly changing the Permitted Activities of the Trust.

         Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 12.03 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 12.04. Counterparts. |This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 12.05. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 12.06. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 12.07. Notices All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, Chase Mortgage Finance Corporation, 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Structured Finance, (ii) in the case of the Seller, Chase Manhattan Mortgage Corporation, 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Contract Finance, (iii) in the case of Washington Mutual Mortgage Securities Corp., as servicer, 75 North Fairway Drive, Vernon Hills, Illinois 60061, Attention: Master Servicing, with a copy to Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, (iv) in the case of the Master Servicer, to the address specified above for Chase Manhattan Mortgage Corporation with a copy to JPMorgan Chase Bank, 450
W. 33rd Street, New York, New York 1001, Attention: Global Trust Services), (v) in the case of the Trustee, Citibank, N.A., 111 Wall Street, 14th Floor/Zone 3, New York, New York 10005, Attention: Structured Finance Department, (vi) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, (vii) in the case of S & P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, and
(viii) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement.Section 12.08. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements and the preparation for execution by the Trustee of any continuation statements relating to the Co-op Loans for filing under the provisions of the Uniform Commercial Code as in effect in the jurisdiction in which the Underlying Mortgaged Property related to the affected Co-op Loan is located. The Trustee agrees that it shall promptly execute and redeliver to the Seller or the Servicer for filing any such continuation statement so prepared by the Seller relating to the Co-op Loans.

                              [END OF ARTICLE XII]

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                      CHASE MORTGAGE FINANCE
                                                      CORPORATION


                                                      By:_______________________
                                                      Name:
                                                      Title:

                                                      CHASE MANHATTAN MORTGAGE
                                                      CORPORATION


                                                      By:_______________________
                                                      Name:
                                                      Title:

                                                      WASHINGTON MUTUAL MORTGAGE
                                                      SECURITIES CORP.


                                                      By:_______________________
                                                      Name:
                                                      Title:

                                                      CITIBANK, N.A.,
                                                      as Trustee


                                                      By:_______________________
                                                      Name:
                                                      Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE


                             [Intentionally Omitted]




                                     A-2-1

                                    EXHIBIT B

                            CONTENTS OF MORTGAGE FILE

         (i)  With respect to each Mortgage Loan which is not a Co-op Loan:

         (A) (I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse."

         (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         (C) With respect to each Non-MERS Mortgage Loan which is not a Co-op Loan, the original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment of Mortgage which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

         (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

         (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

         (G) If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         (ii)     With respect to each Co-op Loan:

         (i)      With respect to each Co-op Loan:

                  (A) (I) The original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement)), in either case endorsed "Pay to the order of Citibank, N.A., as trustee, without recourse."

                  (B) The original Mortgage entered into by the Mortgagor with respect to such Co-op Loan.

                  (C) The original Assignment of Mortgage to "Citibank, N.A. as trustee."

                  (D) Original assignments of Mortgage showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller.

                  (E) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-op Loan.

                  (F) Form UCC-3 (or copy thereof) by the applicable Mortgage Loan Seller or its agent assigning the security interest covered by such Form UCC-1 to "Citibank, N.A. as trustee," together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller, with evidence of recording thereon.

                  (G) Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached.

                  (H) Original proprietary lease.

                  (I) Original assignment of proprietary lease, to the Trustee, and all intervening assignments thereof.

                  (J) Original recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan.

                  (K) Origninals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to the Co-op Loans.

                                    EXHIBIT C

                           FORM OF CLASS A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE MASTER SERVICER, THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, THE MASTER SERVICER, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.



                              CLASS A-1 CERTIFICATE

Number 01-S7-A-1-1                         Original Denomination $_____________

Cut-off Date:  November 1, 2001            Final Scheduled
                                           Distribution Date: December 26, 2031

First Distribution Date:                   Aggregate Original Principal
December 26, 2001                          Balance of all Class A-1
                                           Certificates: $_____________

Certificate Rate: _______                  CUSIP: 16162T __ _

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 2001-S7
evidencing an ownership interest in distributions allocable to the Class A-1 Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class A-1 Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Washington Mutual Mortgage Securities Corp. (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2001 among the Depositor, the Servicer, Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A-1 (the "Class A-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class M Certificates (the "Class M Certificates") and Class B Certificates (the "Class B Certificates"). The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 26, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement the Paying Agent, for the purpose and specified in such notice of final distribution.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated:  November __, 2001                CHASE MORTGAGE FINANCE
                                         CORPORATION


                                         By:
                                            --------------------------------
                                             Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1
Certificates referred to
in the within-mentioned
Agreement.

JPMORGAN CHASE BANK
  as Authenticating Agent


By:
   --------------------------------
     Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2001-S7

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, issued in twelve Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

         Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Master Servicer, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Paying Agent and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC (as hereinafter defined), or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or cause any of the REMICs included in the Trust Fund to fail to qualify as a REMIC.

         The Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Master Servicer, the Servicer (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of the Servicer, on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 10% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Servicer deposits or causes to be deposited in the Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee and the Master Servicer of its intention to so deposit on or before the 20th day of such Principal Prepayment Period) an amount equal to the greater of (A) the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which the Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired and (B) the aggregate Outstanding Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates, plus any accrued and unpaid interest thereon at the Remittance Rate; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                                 -------------------------------
                                                 NOTICE: The signature to this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face of the within Certificate
                                                 in every particular, without
                                                 alteration or enlargement or
                                                 any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT D

                           FORM OF CLASS M CERTIFICATE

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE MASTER SERVICER, the SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, THE MASTER SERVICER, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

[THIS LEGEND WILL APPEAR ON THE CERTIFICATE IF SUCH CERTIFICATE IS AN ERISA RESTRICTED CERTIFICATE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).] NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. "2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, CMFC OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                               CLASS M CERTIFICATE

Number 01-S7-M-1                           Original Denomination
                                           $------------

Cut-off Date:  November 1, 2001            Final Scheduled
                                           Distribution Date:  December 26, 2031

First Distribution Date:                   Aggregate Original Principal
December 26, 2001                          Balance of all Class M
                                           Certificates: $____________

Certificate Rate: ______                   CUSIP:  16162T __ _

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 2001-S7
evidencing an ownership interest in distributions allocable to the Class M Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class M Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Washington Mutual Mortgage Securities Corp. (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2001 among the Depositor, the Servicer, Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class M (the "Class M Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A (the "Class A Certificates") and Class B (the "Class B Certificates"). The Class A Certificates are senior to, and the Class B Certificates are subordinate to, the Class M Certificates in right of payment to the extent described herein and in the Agreement. The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates." Amounts properly distributed to the Class M Certificateholders pursuant to the Agreement will be deemed released from the Trust Fund, and the Class M Certificateholders will not in any event be required to refund any such distributed amounts.

         Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 26, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, for the purpose and specified in such notice of final distribution.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated:  November __, 2001                     CHASE MORTGAGE FINANCE
                                              CORPORATION


                                              By:
                                                 ------------------------------
                                                       Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class M
Certificates referred to
in the within-mentioned
Agreement.

JPMORGAN CHASE BANK
  as Authenticating Agent


By:
   ----------------------------------
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2001-S7

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, issued in twelve Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

         Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Master Servicer, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Paying Agent and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC (as hereinafter defined), or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or cause any of the REMICs included in the Trust Fund to fail to qualify as a REMIC.

         The Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Master Servicer, the Servicer (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of the Servicer, on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 10% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Servicer deposits or causes to be deposited in the Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee and the Master Servicer of its intention to so deposit on or before the 20th day of such Principal Prepayment Period) an amount equal to the greater of (A) the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which the Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired and (B) the aggregate Outstanding Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates, plus any accrued and unpaid interest thereon at the Remittance Rate; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


_______________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                                 -------------------------------
                                                 NOTICE: The signature to this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face of the within Certificate
                                                 in every particular, without
                                                 alteration or enlargement or
                                                 any change whatever.

         (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E

                           FORM OF CLASS B CERTIFICATE

THIS CLASS B-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE MASTER SERVICER, the SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, THE MASTER SERVICER, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

[THIS LEGEND WILL APPEAR ON THE CERTIFICATE IF SUCH CERTIFICATE IS AN ERISA RESTRICTED CERTIFICATE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).] NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. "2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, CMFC OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                              CLASS B-1 CERTIFICATE

Number 01-S7-B-1-1                          Original Denomination
                                            $------------

Cut-off Date: November 1, 2001              Final Scheduled
                                            Distribution Date: December 26, 2031

First Distribution Date:                    Aggregate Original Principal
December 26, 2001                           Balance of all Class B-1
                                            Certificates: $_____________

Certificate Rate: ______                    CUSIP: 16162T __ _

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 2001-S7
evidencing an ownership interest in distributions allocable to the Class B-1 Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

         This certifies that __________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class B-1 Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Washington Mutual Mortgage Securities Corp. (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2001 among the Depositor, the Servicer, Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class B-1 (the "Class B-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A Certificates (the "Class A Certificates") and Class M (the "Class M Certificates"). The rights of the Class B-1 Certificateholders to receive distributions in respect of the Class B Certificates on any Distribution Date are subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates to the extent, and only to the extent, set forth in the Agreement. The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates." Amounts properly distributed to the Class B Certificateholders pursuant to the Agreement will be deemed released from the Trust Fund, and the Class B Certificateholders will not in any event be required to refund any such distributed amounts.

         Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 26, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, for the purpose and specified in such notice of final distribution.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:  November __, 2001                    CHASE MORTGAGE FINANCE
                                             CORPORATION


                                             By:
                                                 ------------------------------
                                                      Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-1
Certificates referred to
in the within-mentioned
Agreement.

JPMORGAN CHASE BANK
  as Authenticating Agent


By:
    ---------------------------------
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-PASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2001-S7

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, issued in twelve Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

         Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Master Servicer, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Paying Agent and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC (as hereinafter defined), or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or cause any of the REMICs included in the Trust Fund to fail to qualify as a REMIC.

         The Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Master Servicer, the Servicer (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of the Servicer, on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 10% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Servicer deposits or causes to be deposited in the Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee and the Master Servicer of its intention to so deposit on or before the 20th day of such Principal Prepayment Period) an amount equal to the greater of (A) the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which the Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired and (B) the aggregate Outstanding Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates, plus any accrued and unpaid interest thereon at the Remittance Rate; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


_______________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                                 -------------------------------
                                                 NOTICE: The signature to this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face of the within Certificate
                                                 in every particular, without
                                                 alteration or enlargement or
                                                 any change whatever.

         (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT F

                          FORM OF CLASS A-R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN EACH OF Two "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE MASTER SERVICER, the SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, the master servicer, the servicer, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES.

TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED UNDER THE PROVISIONS OF
SECTION 4.02 OF THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT principal balance BY INQUIRY OF THE TRUSTEE.

                              CLASS A-R CERTIFICATE

Number 01-S7-A-R-1                       Original Denomination
                                         $100.00

Cut-off Date:  November 1, 2001          Final Scheduled
                                         Distribution Date:  December 26, 2031

First Distribution Date:                 Aggregate Original Principal
December 26, 2001                        Balance of Class A-R
                                         Certificate: $100.00

Certificate Rate:  _____                 CUSIP: 16162T __ _

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 2001-S7
evidencing an ownership interest in distributions allocable to the Class A-R Certificate with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

         This certifies that Credit Suisse First Boston Corporation is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Washington Mutual Mortgage Securities Corp. (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2001 among the Depositor, the Servicer, Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A-R (the "Class A-R Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class M Certificates (the "Class M Certificates") and Class B Certificates (the "Class B Certificates"). The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 26, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, for the purpose and specified in such notice of final distribution.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section
4.05 of the Agreement, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:   November __, 2001                     CHASE MORTGAGE FINANCE
                                               CORPORATION


                                               By:
                                                  ------------------------------
                                                        Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is the Class A-R
Certificate referred to
in the within-mentioned
Agreement.

JPMORGAN CHASE BANK
  as Authenticating Agent


By:
   ----------------------------------
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2001-S7

         This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, issued in twelve Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

         Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Trustee will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05 of the Agreement, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Master Servicer, or, if a Paying Agent has been appointed under Section 4.05 of the Agreement, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Paying Agent and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC (as hereinafter defined), or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or cause any of the REMICs included in the Trust Fund to fail to qualify as a REMIC.

         The Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Master Servicer, the Servicer (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of the Servicer, on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 10% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Servicer deposits or causes to be deposited in the Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee and the Master Servicer of its intention to so deposit on or before the 20th day of such Principal Prepayment Period) an amount equal to the greater of (A) the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which the Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired and (B) the aggregate Outstanding Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates, plus any accrued and unpaid interest thereon at the Remittance Rate; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                                 -------------------------------
                                                 NOTICE: The signature to this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face of the within Certificate
                                                 in every particular, without
                                                 alteration or enlargement or
                                                 any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT G

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Chase Mortgage Finance Corporation
300 Tice Boulevard
Woodcliff Lake, NJ 07675

                  Re: Pooling and Servicing Agreement dated as of November 1, 2001 among Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation as master servicer, Washington Mutual Mortgage Securities Corp. as servicer and Citibank, N.A., as trustee, Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7
                           -----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

                  (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

                  (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

                  (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

         The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances,
(b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                              CITIBANK, N.A., as Trustee

                                              By: _____________________________

                                              Name: ___________________________

                                              Title: __________________________

                                    EXHIBIT H

                            FORM OF INVESTMENT LETTER


                              (Accredited Investor)


                                     [DATE]

Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, NJ  08834

                  Re: Chase Mortgage Finance Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, [Class B- ]
                           ---------------------------------------------------
Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, [Class B- ] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of November 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Mortgage Finance Corporation (the "Depositor"), Chase Manhattan Mortgage Corporation, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), Washington Mutual Mortgage Securities Corp., as servicer (together with its permitted successors and assigns, the "Servicer") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

         2. The Certificates will bear a legend to the following effect:

         THIS CLASS B CERTIFICATE HAS NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         [THIS LEGEND WILL APPEAR ON THE CERTIFICATE ONLY IF SUCH CERTIFICATE IS AN ERISA RESTRICTED CERTIFICATE.] NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (?SIMILAR LAW?) (A ?PLAN?), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
         1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, CMFC OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES.

         3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]*/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

------------------------
*/ Not required of a broker/dealer purchaser.

         4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

         5. The Purchaser will not nor has it authorized nor will it authorize any Person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any Person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

         6. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 4.02(d) of the Pooling and Servicing Agreement or if the Purchaser is purchasing an ERISA Restricted Certificate.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and
the purchase and holding of the Certificates is exempt under PTCE 95-60.

         7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit I to the Pooling and Servicing Agreement.

         8. The Purchaser agrees to indemnify the Trustee, the Master Servicer, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                          Very truly yours,

                                          [PURCHASER]

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                    EXHIBIT I


                       FORM OF RULE 144A INVESTMENT LETTER


                         (Qualified Institutional Buyer)





                                     [DATE]


Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, NJ  08834

JPMorgan Chase Bank
Global Trust Services
15th Floor
450 West 33rd Street
New York, NY  10001

                  Re: Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, [Class B- ]
                           ---------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, [Class B-] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of November 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Mortgage Finance Corporation (the "Depositor"), Chase Manhattan Mortgage Corporation, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), Washington Mutual Mortgage Securities Corp., as servicer (together with its permitted successors and assigns, the "Servicer") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986 (the "Code"), as amended or any retirement plan or other employee benefit plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan [or alternatively, if we are an insurance company, the source of funds for the purchase of the certificates] is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 50 Fed. Reg. 35925 (July 12, 1995), and
the purchase and holding of the Certificates is exempt under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                                                        ANNEX 1


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


          [For Transferees Other Than Registered Investment Companies]




         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

----------------------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                  ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

                  ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958, as amended.

                  ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

         3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                 By:
                                    ------------------------------------------
                                 Name:
                                      ----------------------------------------
                                 Title:
                                       ---------------------------------------

                                 Date:
                                      ----------------------------------------

                                                                        ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


           [For Transferees That are Registered Investment Companies]



         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          IF AN ADVISER:



                                          Print Name of Buyer

                                          Date:
                                               -------------------------------

                                    EXHIBIT J


                                   [RESERVED]

                                    EXHIBIT K


                           FORM OF TRANSFEREE'S LETTER


                CHASE MORTGAGE FINANCE CORPORATION SERIES 2001-S7


                                     [DATE]



Chase Mortgage Finance Corporation
300 Tice Boulevard
Woodcliff Lake, NJ 07675

Ladies and Gentlemen:

         We propose to purchase Chase Mortgage Finance Corporation's Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A-R, described in the Prospectus Supplement, dated November 26, 2001 and Prospectus, dated August 23, 2001.

         1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class A-R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

         2. We certify that we are not an employee benefit plan subject to
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or materially similar provisions or applicable federal, state or local law, nor a person acting on behalf of any such plan or using the assets of such plan, or, alternatively, in the case of an insurance company, the assets of any separate accounts to effect such acquisition.

         3. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class A-R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificate, and (d) we intend to pay any taxes associated with holding the Class A-R Certificate as they become due.

         4. We acknowledge that we will be the beneficial owner of the Class A-R Certificate and:*/ -

-----------------------
*/ Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                  ______ The Class A-R Certificate will be registered in our name.

                  ______ The Class A-R Certificate will be held in the name of our nominee, ____________________, which is not a disqualified organization.

         5. Unless Chase Mortgage Finance Corporation ("CMFC") has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class A-R Certificate to us absolutely null and void and shall cause no rights in the Class A-R Certificate to vest in us.

         6. We agree that in the event that at some future time we wish to transfer any interest in the Class A-R Certificate, we will transfer such interest in the Class A-R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class A-R Certificate on behalf of a disqualified organization, (ii) is a U.S. person and
(iii) has delivered to CMFC a letter in the form of this letter (including the affidavit appended hereto) and, if requested by CMFC, an opinion of counsel (in a form acceptable to CMFC) that the proposed transfer will not cause the interest in the Class A-R Certificate to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of CMFC.

         We hereby designate Chase Manhattan Mortgage Corporation as our fiduciary to act as the tax matters person for the Series 2001-S7 REMIC.

                                          Very truly yours,

                                          [PURCHASER]


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

Accepted as of                , 200_
               ---------------

CHASE MORTGAGE FINANCE CORPORATION


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                                                     APPENDIX A

Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

         Under penalties of perjury, the undersigned declares that the following is true:

         (1)      He or she is an officer of _________________________ (the
                  "Transferee"),

         (2)      the Transferee's Employer Identification number is __________,

         (3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A-R on behalf of a disqualified organization or any other entity,

         (4) unless Chase Mortgage Finance Corporation ("CMFC") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. Person" (as defined below),

         (5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

         (6) the Transferee has historically paid its debts as they became due,

         (7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

         (8) the Transferee understands that, as beneficial owner of the Class A-R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificate,

         (9) the Transferee intends to pay any taxes associated with holding the Class A-R Certificate as they become due,

         (10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by CMFC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class A-R Certificate will not be owned directly or indirectly by a disqualified organization, and

         (11) [the present value of the anticipated tax liabilities associated with holding the Class A-R Certificate does not exceed the sum of:

                  (A) the present value of any consideration given to the Transferee to acquire the Class A-R Certificate;

                  (B) the present value of the expected future distributions on the Class A-R Certificate; and

                  (C) the present value of the anticipated tax savings associated with holding the Class A-R Certificate as the Trust Fund generates losses.

         For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, and (ii) present values are computed using a discount rate equal to the applicable Federal rate prescribed by
         Section 1274(d) of the Code or a lower discount rate if the Transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties;]

         [(11) (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

               (B) the Transferee is an eligible corporation as defined in
         Section 860L(a)(2) of the Code and has made a written agreement that any subsequent transfer of the Class A-R Certificate will be to another eligible corporation that satisfies Section 4 of Revenue Procedure 2001-12, and such transfer will not be a transfer to a foreign branch of an eligible corporation or any other arrangement by which the Class A-R Certificate is at any time subject to net tax by a country other than the United States or by a possession of the United States.

         For purposes of this declaration, (i) the gross assets and net assets of the Transferee do not include any obligation of any person related to the Transferee (as defined in Section 860L(g) of the Code) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to make this declaration or to satisfy the requirements of Section 6 of Revenue Procedure 2001-12;]

         [(11)    [Intentionally left blank;]

         For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in
         Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

----------------------------------------

By:
   -------------------------------------

----------------------------------------

Address of Investor for receipt of distribution:


Address of Investor for receipt of tax information:


(Corporate Seal)



Attest:


----------------------------------------
                                        , Secretary
----------------------------------------


Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.



         Subscribed and sworn before me this         day of            , 200  .
                                             -------        -----------     --


Notary Public

County of
          ----------------------------------
State of
         -----------------------------------
My commission expires the          day of
                          --------        --------------------

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Dated:
      ------------------------------

                                                                     APPENDIX B


                                     CONSENT



                             (Transferee)
-----------------------------
-----------------------------
-----------------------------
-----------------------------
-----------------------------




Ladies and Gentlemen:

         Chase Mortgage Finance Corporation ("CMFC") hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee's nominee of the Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, Class A-R described in the Transferee's Letter to which this Consent is appended, notwithstanding CMFC's knowledge that the Transferee is not a U.S. Person (as defined in such Transferee's Letter).


                                          CHASE MORTGAGE FINANCE CORPORATION


                                          By:
                                             --------------------------------
Dated:
      -------------------------

                                    EXHIBIT L


                        REQUEST FOR RELEASE OF DOCUMENTS



To:      Citibank, N.A.
         111 Wall Street
         14th Floor/Zone 3
         New York, NY  10005

                  Re: Pooling and Servicing Agreement, dated as of November 1, 2001, by and among Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation, Washington Mutual Mortgage Securities Corp. and Citibank, N.A. relating to the issuance of the Series 2001-S7 Multi-Class Mortgage Pass-Through Certificates
                           -----------------------------------------------------


         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------

_______  1.       Mortgage Paid in Full
_______  2.       Foreclosure
_______  3.       Substitution
_______  4.       Other Liquidation
_______  5.       Nonliquidation Reason:


                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                                      (authorized signer)

                                       Issuer:
                                              ---------------------------------
                                       Address:
                                               --------------------------------

                                       Date:
                                            -----------------------------------

Trustee
-------
Citibank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

                                        ---------------------------------------
Signature                               Date

Documents returned to Trustee:
                                        ---------------------------------------
Trustee                                 Date

                                    EXHIBIT M





                     TRANSFEREE ERISA REPRESENTATION LETTER








                                     [DATE]





Chase Mortgage Finance Corporation
300 Tice Boulevard
Third Floor
Woodcliff Lake, NJ 07675


                Re: Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, [Class M] [Class B- ]
                       --------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificate") of Multi-Class Mortgage Pass-Through Certificates, Series 2001-S7, [Class M] [Class B-__] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of November 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Mortgage Finance Corporation (the "Depositor"), Chase Manhattan Mortgage Corporation, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), Washington Mutual Mortgage Securities Corp., as servicer (together with its permitted successors and assigns, the "Servicer") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we hereby certify, represent and warrant to, and covenant with, the Depositor that:

                  (a) we are not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law, nor a person acting on behalf of any such plan or using the assets of such plan, or, alternatively, in the case of an insurance company, the assets of any separate accounts to effect such acquisition, or alternatively, (b) the source of funds for the purchase of such Transferred Certificate is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and
         the acquisition and holding of such Transferred Certificate is exempt under PTCE 95-60.

         We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.


                                          Very truly yours,

                                          [PURCHASER]


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------







                                      M-2